                                                                   EXHIBIT 10.14

                               U.S. $55,000,000

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                         dated as of October 26, 1998,

                                     among

                         LATEX PETROLEUM CORPORATION,
                         LATEX/GOC ACQUISITION, INC.,
                             GERMANY OIL COMPANY,
                  (formerly known as LRI ACQUISITION, INC.),
                        ALLIANCE RESOURCES (USA), INC.,
                          SOURCE PETROLEUM, INC. and
                            ALLIANCE RESOURCES PLC

                               as the Borrowers,

                        CERTAIN FINANCIAL INSTITUTIONS,

                                as the Lenders

                                      and

                                BANK OF AMERICA
                    NATIONAL TRUST AND SAVINGS ASSOCIATION,

                           as Agent for the Lenders.

                               TABLE OF CONTENTS

SECTION                                                                    PAGE
                                                                           ----
                                  ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS.........................................   -3-
1.1.  Defined Terms......................................................   -3-
1.2.  Use of Defined Terms...............................................  -31-
1.3.  Cross-References...................................................  -32-
1.4.  Accounting and Financial Determinations............................  -32-
1.5.  Interpretational Provisions........................................  -32-

                                  ARTICLE II.

COMMITMENTS, BORROWING PROCEDURES AND NOTE...............................  -33-
2.1.  Commitments........................................................  -33-
          2.1.1.  Tranche A Commitment...................................  -33-
          2.1.2.  Tranche B Commitment...................................  -33-
          2.1.3.  Tranche C Commitment...................................  -34-
          2.1.4.  Commitment to Issue Letters of Credit..................  -34-
          2.1.5.  Lenders Not Required To Make Loans Under Certain
                  Circumstances..........................................  -34-
          2.1.6.  Issuer Not Required To Issue Letters of Credit Under
                  Certain Circumstances..................................  -35-
2.2.  Reduction of Commitment Amounts....................................  -35-
          2.2.1.  Optional...............................................  -35-
          2.2.2.  Mandatory..............................................  -35-
2.3.  Borrowing Procedure................................................  -36-
2.4.  Continuation and Conversion Elections..............................  -36-
2.5.  Loan Accounts and Notes............................................  -37-
2.6.  Borrowing Base Redetermination and Collateral Value
      Redetermination....................................................  -37-
2.7.  Purposes...........................................................  -38-

                                 ARTICLE III.

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES...............................  -39-
3.1.  Repayments and Prepayments and Certain Borrowing Base Matters......  -39-
          3.1.1.  Repayments and Prepayments.............................  -39-
          3.1.2.  Borrowing Base Deficiencies, Collateral Value
                  Deficiencies and Asset Sales...........................  -41-

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                               TABLE OF CONTENTS
                                   continued
                                                                           PAGE
                                                                           ----


3.2.  Interest Provisions................................................  -42-
          3.2.1.  Rate...................................................  -43-
          3.2.2.  Post-Maturity Rates....................................  -43-
          3.2.3.  Payment Dates..........................................  -43-
          3.2.4.  Maximum Interest.......................................  -44-
3.3.  Fees...............................................................  -45-
          3.3.1.  Unused Fee.............................................  -45-
          3.3.2.  Letter of Credit Stated Amount Fee.....................  -45-
          3.3.3.  Letter of Credit Issuance Fee..........................  -46-
          3.3.4.  Letter of Credit Administrative Fees...................  -46-
3.4.  Proceeds Account...................................................  -46-
3.5.  ORRI and Warrants Are Not Collateral Security......................  -46-

                                  ARTICLE IV.

LETTERS OF CREDIT........................................................  -47-
4.1.  Issuance Requests..................................................  -47-
4.2.  Issuances and Extensions...........................................  -48-
4.3.  Disbursements......................................................  -49-
4.4.  Reimbursement......................................................  -49-
4.5.  Deemed Disbursements...............................................  -50-
4.6.  Nature of Reimbursement Obligations................................  -50-
4.7.  Increased Costs; Indemnity.........................................  -52-

                                  ARTICLE V.

CERTAIN INTEREST RATE AND OTHER PROVISIONS...............................  -53-
5.1.  LIBO Rate Lending Unlawful.........................................  -53-
5.2.  Deposits Unavailable...............................................  -53-
5.3.  Increased Loan Costs, etc..........................................  -54-
5.4.  Funding Losses.....................................................  -55-
5.5.  Increased Capital Costs............................................  -55-
5.6.  Taxes..............................................................  -56-
5.7.  Payments, Computations, etc........................................  -56-
5.8.  Sharing of Payments................................................  -57-
5.9.  Setoff.............................................................  -58-
5.10. Use of Proceeds....................................................  -58-

                               TABLE OF CONTENTS
                                   continued
                                                                           PAGE
                                                                           ----
                                  ARTICLE VI.

CONDITIONS PRECEDENT.....................................................  -58-
6.1. Effectiveness of Agreement and Initial Borrowing....................  -58-
        6.1.1.   Resolutions, etc........................................  -58-
        6.1.2.   Delivery of Notes.......................................  -59-
        6.1.3.   Environmental Report....................................  -59-
        6.1.4.   Guaranties..............................................  -59-
        6.1.5.   Pledge Agreements.......................................  -59-
        6.1.6.   Mortgages...............................................  -60-
        6.1.7.   Security Agreements.....................................  -61-
        6.1.8.   Opinions of Counsel.....................................  -61-
        6.1.9.   UCC-11s.................................................  -61-
        6.1.10.  Evidence of Insurance...................................  -62-
        6.1.11.  Assignment of Overriding Royalty Interest, etc..........  -62-
        6.1.12.  Warrant Documents.......................................  -62-
        6.1.13.  Engineering Reports.....................................  -62-
        6.1.14.  [Not Used.].............................................  -62-
        6.1.15.  [Not Used.].............................................  -62-
        6.1.16.  Closing of Difco Acquisition............................  -62-
        6.1.17.  Closing under Burlington Agreement......................  -62-
        6.1.18.  Closing of Subordinated Note Sale, etc..................  -62-
        6.1.19.  Subordination Agreement.................................  -63-
        6.1.20.  Amended and Restated Security Documents.................  -63-
        6.1.21.  Material Contracts, Difco Consents and Related
                 Consents................................................  -63-
        6.1.22.  Title Reports...........................................  -63-
        6.1.23.  Closing Fees, Expenses, etc.............................  -63-
6.2. Inclusion of Hydrocarbon Interests in the Borrowing Base and the
        Collateral Value.................................................  -63-
        6.2.1.   Environmental Report....................................  -63-
        6.2.2.   Mortgage................................................  -63-
        6.2.3.   UCC-11s.................................................  -64-
        6.2.4.   Evidence of Insurance...................................  -64-
        6.2.5.   Engineering Reports.....................................  -64-
        6.2.6.   Material Contracts and Related Consents.................  -64-
        6.2.7.   Guaranties..............................................  -65-

                               TABLE OF CONTENTS
                                   continued
                                                                           PAGE
                                                                           ----

        6.2.8.   Additional Stock Pledge.................................  -65-
        6.2.9.   Other Documents.........................................  -65-
6.3. All Credit Extensions...............................................  -65-
        6.3.1.   Compliance with Warranties, No Default, etc.............  -65-
        6.3.2.   Borrowing Request, etc..................................  -66-
        6.3.3.   Satisfactory Legal Form.................................  -66-

                                 ARTICLE VII.

REPRESENTATIONS AND WARRANTIES...........................................  -66-
7.1.    Organization, etc................................................  -66-
7.2.    Due Authorization, Non-Contravention, etc........................  -67-
7.3.    Government Approval, Regulation, etc.............................  -67-
7.4.    Investment Company Act...........................................  -67-
7.5.    Public Utility Holding Company Act...............................  -68-
7.6.    Validity, etc....................................................  -68-
7.7.    Financial Information............................................  -68-
7.8.    No Material Adverse Change.......................................  -68-
7.9.    Litigation, Labor Controversies, etc.............................  -68-
7.10.   Ownership of Properties..........................................  -69-
7.11.   Taxes............................................................  -69-
7.12.   Pension and Welfare Plans........................................  -69-
7.13.   Compliance with Law..............................................  -69-
7.14.   Claims and Liabilities...........................................  -69-
7.15.   No Prohibition on Perfection of Security Documents...............  -70-
7.16.   Solvency.........................................................  -70-
7.17.   Environmental Warranties.........................................  -70-
7.18.   Year 2000 Compliance.............................................  -72-
7.19.   Regulations G, U and X...........................................  -72-
7.20.   Accuracy of Information..........................................  -73-

                                 ARTICLE VIII.

COVENANTS................................................................  -73-
8.1. Affirmative Covenants...............................................  -73-
        8.1.1.  Financial Information, Reports, Notices, etc.............  -73-
        8.1.2.  Compliance with Laws, etc................................  -76-

                               TABLE OF CONTENTS
                                   continued
                                                                           PAGE
                                                                           ----

        8.1.3.  Maintenance and Development of Properties................  -76-
        8.1.4.  Insurance................................................  -78-
        8.1.5.  Books and Records........................................  -78-
        8.1.6.  Environmental Covenant...................................  -79-
        8.1.7.  Further Assurances.......................................  -79-
        8.1.8.  Natural Gas and Crude Oil Hedging........................  -81-
        8.1.9.  Interest Rate Protection.................................  -82-
        8.1.10.  Exchange Rate Protection................................  -82-
8.2. Negative Covenants..................................................  -82-
        8.2.1.  Business Activities......................................  -82-
        8.2.2.  Indebtedness.............................................  -82-
        8.2.3.  Liens  -84-
        8.2.4.  Financial Condition......................................  -85-
        8.2.5.  Investments..............................................  -85-
        8.2.6.  Restricted Payments, etc.................................  -86-
        8.2.7.  Rental Obligations.......................................  -86-
        8.2.8.  Consolidation, Merger, etc...............................  -87-
        8.2.9.  Asset Dispositions, etc..................................  -87-
        8.2.10.  Modification of Certain Agreements......................  -87-
        8.2.11.  Transactions with Affiliates............................  -87-
        8.2.12.  Negative Pledges, Restrictive Agreements, etc...........  -88-
        8.2.13.  Take or Pay Contracts...................................  -88-

                                  ARTICLE IX.

EVENTS OF DEFAULT........................................................  -88-
9.1. Listing of Events of Default........................................  -88-
        9.1.1.  Non-Payment of Obligations...............................  -88-
        9.1.2.  Breach of Warranty.......................................  -88-
        9.1.3.  Non-Performance of Certain Covenants and Obligations.....  -89-
        9.1.4.  Non-Performance of Other Covenants and Obligations.......  -89-
        9.1.5.  Default on Other Indebtedness............................  -89-
        9.1.6.  Judgments................................................  -89-
        9.1.7.  Pension Plans............................................  -90-
        9.1.8.  Control of the Borrowers.................................  -90-
        9.1.9.  Bankruptcy, Insolvency, etc..............................  -90-
        9.1.10.  Impairment of Security, etc.............................  -91-
        9.1.11.  Material Adverse Effect.................................  -91-

                               TABLE OF CONTENTS
                                   continued
                                                                           PAGE
                                                                           ----

9.2.    Action if Bankruptcy.............................................  -91-
9.3.    Action if Other Event of Default.................................  -91-
9.4.    Rights Not Exclusive.............................................  -91-

                                  ARTICLE X.

THE AGENT................................................................  -92-
10.1.   Actions..........................................................  -92-
10.2.   Funding Reliance, etc............................................  -92-
10.3.   Exculpation......................................................  -93-
10.4.   Successor........................................................  -93-
10.5.   Loans or Letters of Credit Issued by BankAmerica.................  -94-
10.6.   Credit Decisions.................................................  -94-
10.7.   Copies, etc......................................................  -94-

                                  ARTICLE XI.

MISCELLANEOUS PROVISIONS.................................................  -94-
11.1.   Waivers, Amendments, etc.........................................  -94-
11.2.   Notices..........................................................  -96-
11.3.   Payment of Costs and Expenses....................................  -96-
11.4.   Indemnification..................................................  -97-
11.5.   Survival.........................................................  -98-
11.6.   Severability.....................................................  -98-
11.7.   Headings.........................................................  -98-
11.8.   Execution in Counterparts, Effectiveness, etc....................  -99-
11.9.   Governing Law; Entire Agreement..................................  -99-
11.10.  Successors and Assigns...........................................  -99-
11.11.  Sale and Transfer of Loans and Note; Participations in Loans and
        Note.............................................................  -99-
        11.11.1.  Assignments............................................  -99-
        11.11.2.  Participations......................................... -100-
11.12.  Forum Selection and Consent to Jurisdiction...................... -101-
11.13.  Waiver of Jury Trial............................................. -102-
11.14.  Joint and Several Liability...................................... -102-
11.15.  Certain Consents and Waivers..................................... -102-
11.16.  Other Transactions............................................... -104-
11.17.  Controlling Document............................................. -104-

                               TABLE OF CONTENTS
                                   continued
                                                                           PAGE
                                                                           ----

11.18.  Notice........................................................... -104-

SCHEDULE I          Disclosure Schedule
SCHEDULE II         Subsidiaries
SCHEDULE III        Title Properties (East Irish Sea Assets)
SCHEDULE IV         Existing Mortgages
SCHEDULE V          Form of Approved Development Plan
EXHIBIT A      -    Form of Note
EXHIBIT B-1    -    Borrowing Request
EXHIBIT B-2    -    Continuation/Conversion Notice
EXHIBIT C-1    -    Form of Security Agreement
EXHIBIT C-2    -    Form of Ratification of Security Agreement
EXHIBIT D-1    -    Form of Guaranty
EXHIBIT D-2    -    Form of Ratification of Guaranty
EXHIBIT E-1    -    Forms of U.S. Mortgage and Amendments Thereto
EXHIBIT E-2    -    Form of U.K. Mortgage
EXHIBIT F-1    -    Form of Pledge Agreement (Stock)
EXHIBIT F-2    -    Form of Amended and Restated Pledge Agreement
EXHIBIT F-3    -    Form of Ratification of Pledge Agreement
EXHIBIT G      -    Form of Lender Assignment Notice
EXHIBIT H-1    -    Form of Opinions of U.S. Counsel to the Borrowers and
                    the other Obligors
EXHIBIT H-2    -    Form of Opinions of U.K. Counsel to the Borrowers and
                    the other Obligors
EXHIBIT I      -    Form of Opinions of Special Title Counsel to the
                    Borrowers
EXHIBIT J      -    Form of Issuance Request
EXHIBIT K      -    Irrevocable Standby Letter of Credit
EXHIBIT L      -    Form of Consent
EXHIBIT M      -    Form of Deed of Assignment of Overriding Royalty
                    Interest
EXHIBIT M-2    -    Certificate as to Overriding Royalty Interests
EXHIBIT M-3    -    Agreement as to Certain Tax Matters
EXHIBIT N      -    Form of Subordination Agreement
EXHIBIT O-1    -    Form of Registration Rights Agreement
EXHIBIT O-2    -    Form of Warrant Agreement
EXHIBIT O-3    -    Form of Warrant Instrument

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


     THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 26, 1998, among LATEX PETROLEUM CORPORATION, an Oklahoma corporation ("LPC"), LATEX/GOC ACQUISITION, INC., a Delaware corporation ("GOCA"), GERMANY OIL COMPANY, a Delaware corporation, formerly known as LRI Acquisition, Inc. ("New GOC"), ALLIANCE RESOURCES (USA), INC., a Delaware corporation ("Alliance USA"), SOURCE PETROLEUM, INC., a Louisiana corporation ("Source"; together with LPC, GOCA, New GOC and Alliance USA, the "Original Borrowers"); and ALLIANCE RESOURCES PLC, a public limited company incorporated under the laws of England and Wales ("Alliance Plc") (the Original Borrowers and Alliance Plc, collectively, the "Borrowers" and individually, a "Borrower"), the various financial institutions as are now or may hereafter become parties hereto (collectively, the "Lenders") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association ("BankAmerica"), for itself and as agent for the Lenders (in such capacity, the "Agent"),


                             W I T N E S S E T H:

     WHEREAS, the Borrowers are engaged in the business of oil and gas exploration and production, and activities related or ancillary thereto; and

     WHEREAS, the Original Borrowers and BankAmerica are parties to that certain Second Amended and Restated Credit Agreement dated as of March 14, 1997 (the "Prior Agreement") pursuant to which BankAmerica made commitments to make loans to the Original Borrowers from time to time prior to the applicable commitment termination date and to issue letters of credit in maximum aggregate principal amount of Loans at any one time not to exceed in the aggregate the lesser of (x) the Borrowing Base, or (y) $21,000,000; and

     WHEREAS, the Original Borrowers and BankAmerica are also parties to that certain Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of September 29, 1997, that certain Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of October 31, 1997, that certain Amendment No. 3 to Second Amended and Restated Credit Agreement dated as of March 9, 1998, that certain Amendment No. 4 to Second Amended and Restated Credit Agreement dated as of June 4, 1998, that certain Amendment No. 5 to Second Amended and Restated Credit Agreement dated as of June 10, 1998, that certain Amendment No. 6 to Second Amended and Restated Credit Agreement dated as of July 31, 1998 and that certain Amendment No. 7 to Second Amended and Restated Credit Agreement dated as of August 17, 1998, pursuant to which the Prior

Agreement was amended (the Prior Agreement, as so amended, herein called the "Existing Agreement"), and

     WHEREAS, pursuant to the Commitments in the Existing Agreement, BankAmerica made loans to the Original Borrowers and issued letters of credit at the request of the Original Borrowers; and

     WHEREAS, the Borrowers have requested that BankAmerica amend the Existing Agreement and make Commitments to the Borrowers pursuant to which:

     (a) Loans will be made to the Borrowers from time to time prior to the applicable Commitment Termination Date; and

     (b) Letters of Credit will be issued by the Issuer for the account of the Borrowers from time to time prior to the Availability Termination Date;

in maximum aggregate principal amount of Loans and Letter of Credit Outstandings at any one time not to exceed in the aggregate $55,000,000; and

     WHEREAS, BankAmerica and the Lenders and the Issuer are willing, on the terms and subject to the conditions hereinafter set forth (including Article
VI), to amend the Existing Agreement, to extend such Commitments, to make such Loans to the Borrowers and to issue such Letters of Credit at the request of the Borrowers; and

     WHEREAS, the proceeds of such Loans have been and will be used

          (a)  to repay or refinance certain existing indebtedness;

          (b)  for working capital and general business purposes; and

          (c) to finance the acquisition of the East Irish Sea Assets and Approved Development Activities on the Oil and Gas Properties owned by the Borrowers and their Subsidiaries; and

     WHEREAS, the parties have agreed that it is in their respective best interests to enter into this Agreement, amending, restating and superseding the Existing Agreement,

     NOW, THEREFORE, the parties hereto agree as follows:

                                  ARTICLE I.

                       DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1 DEFINED TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

          (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to Section 10.4.

     "Agreement" means, on any date, this Third Amended and Restated Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "Alliance Group" means Alliance Resources Group, Inc., a Delaware corporation, a wholly-owned Subsidiary of Alliance Plc and the sole shareholder of each of the Alliance US Subsidiaries.

     "Alliance Plc" is defined in the Preamble and is the sole shareholder of Alliance Group, Manx LRI and, after the Closing of the Difco Acquisition, will be the sole shareholder of Difco.

     "Alliance USA" is defined in the preamble.

     "Alliance US Subsidiaries" means Alliance USA, Source, ARCOL and ARNO, each a Subsidiary of Alliance Group.

     "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

          (a) the rate of interest as announced from time to time by the Agent as its "reference rate" at its Domestic Office; or

          (b) the Federal Funds Rate most recently determined by the Agent plus 1/2%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Agent will give notice to the Borrowers of changes in the Alternate Base Rate.

     "Applicable Law" means with respect to any Person or matter, any federal, state, regional, tribal or local statute, law, code, rule, treaty, convention, application, order, decree, consent decree, injunction, directive, determination or other requirement (whether or not having the force of law) relating to such Person or matter and, where applicable, any interpretation thereof by an Governmental Agency having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

     "Applicable Margin" means, with respect to any Credit Extension of any type and at any time of determination, a margin above the interest rate or fee applicable to such type of Credit Extension determined as follows:

----------------------------------------------
             Base Rate Loans   LIBO Rate Loans
----------------------------------------------
Tranche A    0.00%             2.00%
----------------------------------------------
Tranche B    2.00%             4.00%
----------------------------------------------
Tranche C    5.00%             7.00%
----------------------------------------------

Notwithstanding the foregoing,

          (a) after any Borrowing Base Deficiency or Collateral Value Deficiency has existed for sixty (60) consecutive days, the Applicable Margins set forth above shall increase by 3.00% until such Borrowing Base Deficiency and/or Collateral Value Deficiency, as the case may be, have been eliminated;

          (b) while any Tranche B Loan is outstanding, the Applicable Margins set forth above for all Tranche A Loans shall be increased by an additional 0.50%; and

          (c) while any Tranche B Loan is outstanding, the Applicable Margins set forth above for all Tranche B Loans shall increase by 0.50% semi-annually on April 26th and on October 26th of each year.

     "Approvals" means each and every approval, authorization, license, permit, consent, variance, land use entitlement, franchise, agreement, filing or registration by or with any Government Agency or other Person necessary for all stages of developing, operating, maintaining and abandoning Oil and Gas Properties.

     "Approved Development Activities" means the Borrowers' program of additional development drilling, workover or recompletion work or any other Capital Expenditures on the Mortgaged Properties, in each case as the Agent may approve in the Approved Development Plan.

     "Approved Development Plan" means the Borrower's plan, as approved by the Agent, for conducting Approved Development Activities on the Mortgaged Properties.

     "ARCOL" means ARCOL Inc., a Delaware corporation, and one of the Alliance US Subsidiaries.

     "ARNO" means ARNO Inc., a Delaware corporation, and one of the Alliance US Subsidiaries.

     "Assignee Lender" is defined in Section 11.11.1.

     "Assignment" means the Deed of Assignment of Overriding Royalty Interest from Difco to the Designee, assigning to the Designee, as additional consideration for the making of the Tranche B Commitments by the Lenders and not as collateral security for the Loans, overriding royalty interests in certain of its Hydrocarbon Interests.

     "Authorized Officer" means, relative to any Obligor, those of its officers or other authorized signatories whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 6.1.1.

     "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

     "Borrower" or "Borrowers" is defined in the preamble.

     "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

     "Borrowing Base" means, as at any date, (a) prior to the initial Borrowing Base Redetermination described in Section 2.6(c), $18,500,000 and (b) thereafter, that amount of Indebtedness for borrowed money under the Tranche A Facility that the Agent determines can be supported by the Proven Reserves attributable to Hydrocarbon Interests owned directly by the Borrowers or their Subsidiaries which are a part of the Mortgaged Properties, after an engineering and economic review of such reserves conducted by the Agent using its normal procedures for oil and gas facilities of this type, taking into account, among other things, (x) the value of all those proved developed producing oil and gas reserves and certain portions of certain other categories of Proven Reserves attributable to the Mortgaged Properties, and (y) historical averages of lease operating expenses and workover expenses over the preceding 12 months with respect to such Properties.

     "Borrowing Base Deficiency" means the amount by which (a) the sum of the aggregate outstanding principal amount of all Tranche A Loans plus Letter of Credit Outstandings exceeds (b) the then current Borrowing Base.

     "Borrowing Base Deficiency Notification Date" means the date on which any notice of a Borrowing Base Deficiency is received by the Borrower.

     "Borrowing Base Redetermination" is defined in Section 2.6.

     "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of any Borrower, substantially in the form of Exhibit B-1 hereto.

     "Burlington" means Burlington Resources (Irish Sea) Limited.

     "Burlington Agreement" means that certain Sale and Purchase Agreement dated as of June 29, 1998, as amended October 5, 1998, between Difco and Burlington, pursuant to which Difco will acquire the East Irish Sea Assets.

     "Business Day" means

          (a) any day which is neither a Saturday or Sunday nor a legal holiday nor any other day on which banks are authorized or required to be closed in Chicago, Illinois; and

          (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

     "Capital Expenditures" means, for any period, (without duplication) the aggregate amount of all expenditures of Alliance Plc and its consolidated Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures including, with respect to any period, payments made by Alliance Plc and its consolidated Subsidiaries with respect to Capitalized Lease Liabilities incurred during such period.

     "Capitalization" means, at any time, the sum of (a) the total Debt of Alliance Plc and its consolidated Subsidiaries plus (b) the total equity of Alliance Plc and its consolidated Subsidiaries.

     "Capitalized Lease Liabilities" means all monetary obligations of Alliance Plc or any of its consolidated Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "Cash Equivalent Investment" means, at any time:

          (a) any evidence of Indebtedness, maturing not more than one year after the date such investment is made, issued or guaranteed by the United States Government;

          (b) commercial paper, maturing not more than twelve months from the date of issue, which is issued by

               (i) a corporation (other than an Affiliate of any Borrower) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or

               (ii)   a Lender;

          (c) any certificate of deposit, eurodollar time deposit or bankers acceptance, maturing not more than one year after such time, which is issued by

               (i) a commercial banking institution that is a member of the Federal Reserve System, an authorized institution under the Banking Act 1987 or is authorized under the Banking Act (United Kingdom) and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

               (ii)   a Lender; or

          (d) any repurchase agreement entered into with a Lender (or other commercial banking institution of the stature referred to in clause (c)) which

               (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and

               (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of a Lender (or other commercial banking institution) thereunder.

     "Cash Interest Expense" means, at any time of determination, Interest Expense less the amount of interest on the Subordinated Notes which is accrued and is not then paid, but is added to principal; provided, that Cash Interest Expense shall exclude amortization charges and fees and any other non-cash interest charges which would otherwise be included in Interest Expense according to GAAP.

     "Celtic" means Celtic Basin Oil Exploration Ltd., a company incorporated under the laws of England and Wales, and a wholly-owned Subsidiary of Manx.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

     "Change in Control" means if (a) any Person or "group" (as defined in the Securities Exchange Act of 1934) other than (i) John A. Keenan, (ii) Difco Holders, (iii) any trust existing solely for the benefit of the above individuals or the estate or any executor, administrator, conservator, or other legal representative of any of the above individuals or (iv) EnCap shall own directly or indirectly greater than 33 1/3% of the issued and outstanding voting share capital of Alliance Plc, (b) Alliance Plc shall fail beneficially to own 100% of the outstanding shares of the voting capital stock of Alliance Group, Manx, LRI, or, after the Difco Acquisition, Difco, on a fully-diluted basis, (c) LRI shall fail beneficially to own 100% of the outstanding shares of the voting capital stock of LPC, GOCA, New GOC or Enpro, on a fully diluted basis, (d) Alliance Group shall fail beneficially to own 100% of the outstanding shares of the voting capital stock of Source, ARNO, ARCOL or Alliance USA, on a fully diluted basis, or (e) during the period from the date of one annual general meeting of Alliance Plc to the next annual meeting, beginning with the 1998 annual general meeting (now scheduled for November 1998) individuals who at the beginning of such period were members of the Board of Directors of Alliance Plc shall cease for any reason to constitute a majority of the members of the Board of Directors of Alliance Plc.

     "Code" means the U.S. Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and the regulations promulgated thereunder.

     "Collateral Value" shall mean, as at any date, (a) prior to the initial Collateral Value Redetermination, $50,000,000 and (b) thereafter, the quotient of (i) the projected net future cash flow, discounted at ten percent (10%) per annum, from the anticipated production of Hydrocarbons from Proven Reserves attributable to Hydrocarbon Interests owned directly by the Borrowers or one of the Borrowers' Subsidiaries which are a part of the Mortgaged Properties, after an engineering and economic review of such reserves conducted by the Lender taking into account the value of all those proved developed producing oil and gas reserves and all other categories of Proven Reserves attributable to the Mortgaged Properties, divided by (ii) 1.5, for the period commencing with the Effective Date and ending on December 31, 2001, and 1.65 at all times thereafter; provided that if additional Oil and Gas Properties are acquired totally or partly in consideration of the issuance by any Borrower to the transferror of such Properties of equity interests in such Borrower, then such amount shall be increased by the Agent to reflect the addition of such Properties, in no event to exceed 1.65.

     "Collateral Value Deficiency" means the amount by which (a) the sum of the aggregate outstanding principal amount of all Tranche A Loans plus all Tranche B Loans plus all Letter of Credit Outstandings exceeds (b) the then current Collateral Value.

     "Collateral Value Deficiency Notification Date" shall mean the date on which any notice of a Collateral Value Deficiency is received by the Borrower.

     "Collateral Value Redetermination" is defined in Section 2.6.

     "Commitment" means, relative to any Lender, such Lender's obligation pursuant to Section 2.1 to make Tranche A Loans, Tranche B Loans and/or Tranche C Loans, as applicable, to the Borrower and to issue (in the case of an Issuer) or participate in (in the case of BankAmerica) Letters of Credit pursuant to
Section 2.1.3.

     "Commitment Amount" means, on any date, the Tranche A Commitment Amount and/or the Tranche B Commitment Amount and/or the Tranche C Commitment Amount, as the case may be, as such amounts may be reduced from time to time pursuant to
Section 2.2.

     "Commitment Availability" means, on any date, the excess of

          (a)  the then applicable Commitment Amount,

     over

          (b)  the sum of

               (i) the aggregate outstanding principal amount of all applicable Loans on such date, plus

               (ii)   all Letter of Credit Outstandings on such date.

     "Commitment Termination Date" means the earliest of

          (a)  the Stated Maturity Date;

          (b) the date on which the Tranche A Commitment Amount and/or the Tranche B Commitment Amount and/or the Tranche C Commitment Amount, as applicable, is terminated in full or reduced to zero pursuant to Section 2.2; and

          (c)  the date on which any Commitment Termination Event occurs.

     "Commitment Termination Event" means

          (a)  the occurrence of any Default described in clauses (a) through
     (d) of Section 9.1.9 with respect to any Borrower or any Subsidiary; or

          (b) the occurrence and continuance of any other Event of Default and either

               (i) the declaration of the Loans and other Obligations to be due and payable pursuant to Section 9.3, or

               (ii) in the absence of such declaration, the giving of notice by the Agent to any Borrower that the Commitments have been terminated.

     "Consents" means a Consent to Assignment executed and delivered pursuant to
Section 6.1.6 and Section 6.2.6, substantially in the form of Exhibit L, or such other form as may be appropriate in a jurisdiction other than the U.S. or a state thereof, and in each case, as amended, supplemented, restated or otherwise modified from time to time pursuant to which the Borrowers' (or the applicable Subsidiaries') counterparty to each Material Contract (i) consents to the assignment of each such Material Contract to the Agent as security for the Obligations and (ii) provides the Agent an independent right to cure defaults under such Material Contract.

     "Consolidated Net Income" means, with respect to Alliance Plc and its consolidated Subsidiaries for any period, the consolidated net income (or loss) of Alliance Plc and its consolidated Subsidiaries for such period determined in accordance with GAAP.

     "Contingent Liability" means as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse,
(a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; or (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered.

     "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of any Borrower, substantially in the form of Exhibit B-2 hereto.

     "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

     "Convertible Loan Notes (1997)" means the (Pounds)873,281.25 nominal amount of convertible non-interest bearing, subordinated, unsecured loan notes 1997/2007 of Alliance Plc consisting of 1,078,125 notes of 81p each issued to the Designee pursuant to the Prior Agreement.

     "Core Difco Assets" means the portion of the East Irish Sea Assets, as shown on Schedule III under the heading "Core Difco Assets" consisting of six
(6) blocks.

     "Credit Extension" means and includes:

          (a) the advancing of any Loans by the Lenders in connection with a Borrowing, and

          (b) any issuance by an Issuer or extension of the Stated Expiry Date by an Issuer of a Letter of Credit.

     "Current Ratio" means, as of the end of each Fiscal Quarter, the ratio of

          (a) the current assets (including the unused portion of the Commitment Amount) of Alliance Plc and its consolidated Subsidiaries to

          (b) the current liabilities (minus (i) the current portion of their long term Debt and (ii) the Old LaTex Payables) of Alliance Plc and its consolidated Subsidiaries.

     "Debt" means the outstanding principal amount of all Indebtedness of Alliance Plc and its consolidated Subsidiaries, of the nature referred to in clauses (a) and (b) of the definition of "Indebtedness," but excluding the Convertible Loan Notes (1997).

     "Debt to EBITDA Ratio" means, for any four (4) consecutive Fiscal Quarters, the ratio of (a) Debt of Alliance Plc and its consolidated Subsidiaries for such four (4) Fiscal Quarters to (b) EBITDA of Alliance Plc and its consolidated Subsidiaries for such four (4) Fiscal Quarters.

     "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Designee" is defined in Section 3.5.

     "Difco" means, Difco Limited, a private limited company incorporated under the laws of England and Wales. Pursuant to the Burlington Agreement, Difco will acquire the East Irish Sea Assets. Pursuant to the Difco Agreement, Alliance Plc will acquire all of the capital stock of Difco.

     "Difco Acquisition" means the acquisition of all of the capital stock of Difco by Alliance Plc pursuant to the Difco Agreement.

     "Difco Agreement" means that certain Amended and Restated Sale and Purchase Agreement dated as of September 23, 1998, between the Difco Holders and Alliance Plc, pursuant to which Alliance Plc will purchase all of the capital stock of Difco.

     "Difco Consents" means all consents, waivers and approvals required in order to permit (a) the transfer of the East Irish Sea Assets from Burlington to Difco; (b) the granting of Liens encumbering the East Irish Sea Assets from Difco to the Agent; and

(c) the transfer of the Overriding Royalty Interests to the Designee by the Assignment.

     "Difco Holders" means F. Fox Benton, Jr., Lizinka M. Benton, F. Fox Benton III, Lizinka C. Benton and Lucia T. Benton, being those parties owning all of the capital stock of Difco, and who have agreed to sell such stock to Alliance Plc pursuant to the Difco Agreement.

     "Disbursement" means the amount disbursed by the Issuer on a Disbursement Date.

     "Disbursement Date" is defined in Section 4.3.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrowers with the written consent of the Agent.

     "Distribution Payments" is defined in Section 8.2.6.

     "Dollar" and the sign "$" mean lawful money of the United States.

     "Domestic Office" means the office of any Lender designated as such on its signature page hereto or designated in a Lender Assignment Notice or such other office of such Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

     "East Irish Sea Assets" means those Oil and Gas Properties and related assets to be acquired by Difco from Burlington pursuant to the Burlington Agreement, including an undivided 10% of Burlington's interest in those Hydrocarbon Interests described in Schedule III.

     "EBITDA" means, for any period, the sum, without duplication, of the following:

     (a)  Consolidated Net Income for such period, plus

     (b)  Interest Expense for such period, plus

     (c) all depletion, depreciation and amortization of assets (including goodwill and other intangible assets) of Alliance Plc and its consolidated Subsidiaries deducted in determining Consolidated Net Income for such period, plus (minus)

     (d) all federal, state, local and foreign income taxes of Alliance Plc and its consolidated Subsidiaries deducted (or credits added) in determining Consolidated Net Income for such period, plus (minus)

     (e) other non-cash items deducted or added in determining Consolidated Net Income for such period.

     "Effective Date" means the date this Agreement becomes effective pursuant to Section 11.8.

     "EnCap" means EnCap 1996 and EnCap PLC.

     "EnCap 1996" means EnCap Equity 1996 Limited Partnership.

     "EnCap Investment" means Energy Capital Investment Company PLC.

     "Engineering Report" means one or more reports, in form and substance satisfactory to the Agent, prepared at the sole cost and expense of the Borrowers by a petroleum engineer acceptable to the Agent in its reasonable business judgment, which shall evaluate the Proven Reserves and probable reserves attributable to the Hydrocarbon Interests owned directly by the Borrowers and/or their Subsidiaries and constituting part of the Mortgaged Properties, as of the immediately preceding May 1st or November 1st. Each Engineering Report shall set forth volumes, a projection of the future rate of production, Hydrocarbons prices, escalation rates, estimated costs of Remedial Action, operating expenses, capital expenditures, discount rate assumptions and the present value of the net proceeds of production, in each case based upon updated economic assumptions reasonably acceptable to the Agent.

     "Enpro" means ENPRO, INC., a Texas corporation and a wholly-owned subsidiary of LRI.

     "Environmental Laws" means all Applicable Laws relating to public health and safety through protection of the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "Event of Default" is defined in Section 9.1.

     "Existing Agreement" is defined in the Third Recital.

     "Facility" means the Tranche A Facility and/or the Tranche B Facility and/or the Tranche C Facility, as the case may be.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

     "Fee Letter" means that certain letter dated October 26, 1998, between Alliance Plc and the Agent.

     "Fiscal Quarter" means any quarter ending on the last day of April, July, October and January of a Fiscal Year.

     "Fiscal Year" means any period of twelve consecutive calendar months ending on April 30; references to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1998") refer to the Fiscal Year ending on the April 30 occurring during such calendar year.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" is defined in Section 1.4.

     "GOC" means Germany Oil Company, a Texas corporation, which has merged with and into New GOC, which in turn has changed its name to "Germany Oil Company".

     "GOCA" is defined in the preamble.

     "Government Agency" means any federal, state, regional, tribal or local government or governmental department or other entity charged with the administration, interpretation or enforcement of any Applicable Law.

     "Guaranties" means the guaranties of the Obligations, executed and delivered pursuant to Sections 6.1.4 and 6.2.7, substantially in the form of Exhibit D-2, given by each of LRI, Enpro and Alliance Group, and substantially in the form of Exhibit D-1, given by Difco.

     "Guarantors" means Alliance Group, LRI, Enpro and Difco.

     "Hazardous Material" means:

          (a)  any "hazardous substance", as defined by CERCLA;

          (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

          (c)  any petroleum, crude oil or fraction thereof;

          (d) any hazardous, dangerous or toxic chemical, material, waste or substance within the meaning of any Environmental Law;

          (e) any radioactive material, including any naturally occurring radioactive material, and any source, special or by-product material as defined in 42 U.S.C. (S) 2011 et seq., and any amendments or reauthorizations thereof;

          (f)  friable asbestos-containing materials; or

          (g) polychlorinated biphenyls in concentrations above regulatory limits.

     "Hedging Agreements" means:

          (a) interest rate swap agreements, basis swap agreements, interest rate cap agreements, forward rate agreements, interest rate floor agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates, and

          (b) forward contracts, options, futures contracts, futures options, commodity swaps, commodity options, commodity collars, commodity caps, commodity floors and all other agreements or arrangements designed to protect such Person against fluctuations in the price of commodities.

     "Hedging Obligations" means, with respect to any Person, all liabilities (including but not limited to obligations and liabilities arising in connection with or as a result of early or premature termination of a Hedging Agreement, whether or not occurring as a result of a default thereunder) of such Person under a Hedging Agreement.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan

Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "Highest Lawful Rate" is defined in Section 3.2.4.

     "Hydrocarbon Interests" means all rights, titles and interests in and to oil and gas leases; oil, gas and mineral leases; other Hydrocarbon leases; Hydrocarbon production licenses; mineral interests; mineral servitudes; overriding royalty interests; royalty interests; net profits interests; production payment interests; and other similar interests.

     "Hydrocarbons" means, collectively, oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons and related minerals and all products therefrom, in each case whether in a natural or a processed state.

     "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Borrower, any qualification or exception to such opinion or certification

          (a)  which is of a "going concern" or similar nature;

          (b) which relates to the limited scope of examination of matters relevant to such financial statement;

          (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause any Borrower to be in default of any of its obligations under Section 8.2.4; or

          (d) which relates to possible errors generated by financial reporting and related systems due the Year 2000 Problem.

     "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "Indebtedness" of any Person means, without duplication:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes (including the Subordinated Notes) or other similar instruments;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

          (d)  net liabilities of such Person under all Hedging Obligations;

          (e) all net monetary obligations of such Persons with respect to Production Payments;

          (f)  all Capitalized Lease Liabilities;

          (g) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

          (h)  all Contingent Liabilities of such Person.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer , unless such Indebtedness contains non-recourse provisions acceptable to the Agent set forth in the agreements regarding such Indebtedness.

     "Indemnified Liabilities" is defined in Section 11.4.

     "Indemnified Parties" is defined in Section 11.4.

     "Interest Coverage Ratio" means, for any four (4) consecutive Fiscal Quarters (or other period as set forth in Section 8.2.4), the ratio of (a) EBITDA for such Fiscal Quarters to (b) Cash Interest Expense for such Fiscal Quarters.

     "Interest Expense" means, for any period, the consolidated interest expense of Alliance Plc and its consolidated Subsidiaries for such period (including all imputed interest under Hedging Agreements, but excluding all fees paid under
Section 3.3) including the interest expense associated with any Capitalized Lease Liabilities of Alliance Plc and its consolidated Subsidiaries.

     "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and ending on (but excluding) the day which numerically corresponds to such date one, three or six months thereafter (or, if for a period of less than one month or if such month has no numerically corresponding day, on the last Business Day of such month), in each case as the Borrowers may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that:

          (a) no more than five different Interest Periods may be in effect at any time;

          (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

          (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to LIBO Rate Loans, such next following Business Day is the first Business Day of another calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day);

          (d)  no Interest Period may end later than the Stated Maturity Date;
     and

          (e) the Borrowers shall select each Interest Period for a particular LIBO Rate Loan so as not to require (as reasonably foreseeable as possible) a prepayment of such LIBO Rate Loan during such Interest Period.

     "Investment" means, relative to any Person,

          (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and excluding prepaid expenses incurred in the ordinary course of business);

          (b)  any Contingent Liability of such Person; and

          (c) any ownership or similar interest held by such Person in any other Person; provided, however, that (i) Hedging Obligations and (ii) Production Payments where a Borrower or its Subsidiary is the grantor or transferror thereof shall not be considered Investments.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

     "Issuance Request" means a request for the issuance of a Letter of Credit and certificate duly executed by the chief executive, accounting or financial Authorized Officer of the Borrowers, in substantially the form of Exhibit J attached hereto (with such changes thereto as may be agreed upon from time to time by the Agent and the Borrowers).

     "Issuer" means BankAmerica (or affiliate, unit or agency of BankAmerica), in its capacity as the issuer of Letters of Credit at the request of Agent.

     "Lender Assignment Notice" means a Lender Assignment Notice substantially in the form of Exhibit G hereto.

     "Lenders" is defined in the preamble.

     "Letter of Credit" is defined in Section 4.1.

     "Letter of Credit Availability" means, at any time, the lesser of:

          (a)  the excess of

               (i)    $1,000,000
     over
               (ii)   the then Letter of Credit Outstandings,

     or

          (b) the Tranche A Commitment Amount at such time less the sum of (i) any Tranche A Loans then outstanding at such time and (ii) any Letter of Credit Outstandings at such time.

     "Letter of Credit Outstandings" means, at any time, an amount equal to the sum of:

          (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise), plus

          (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

     "LIBO Rate" means, with respect to each Interest Period for a LIBO Rate Loan, the rate of interest equal to the average (rounded upward, if necessary, to the nearest 1/16th of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Agent's LIBOR Office in the London interbank market as at or about 11:00 a.m. London time two (2) Business Days prior to the beginning of such Interest Period for Dollar deposits of amounts comparable to the outstanding principal amount of the LIBO Rate Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such LIBO Rate Loan.

     "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate.

     "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

          LIBO Rate           =                         LIBO Rate
                                              -------------------------------
     (Reserve Adjusted)                       1.00 - LIBOR Reserve Percentage

     The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Agent, two Business Days before the first day of such Interest Period.

     "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such on the signature page hereto or designated in a Lender Assignment Notice or such other office of a Lender (or any successor or assign of such Lender) as designated from time to time by notice from such Lender to the Borrowers, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of the Lender hereunder.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in Property to secure (i) the payment of a debt or (ii) the performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever in respect of any Property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing.

     "Loan" means each loan made by a Lender to the Borrowers from time to time pursuant to its Commitment in accordance with Sections 2.1. and 2.3.

     "Loan Documents" means this Agreement, the Notes, the Security Documents, the Warrant Documents, the Assignment, all Letters of Credit, all Hedging Agreements and all other agreements relating to this Agreement entered into from time to time between any Borrower (or any Subsidiary or other Affiliate of any Borrower) and the Agent or any Lender (or any Subsidiary or other Affiliate of any Lender).

     "LPC" is defined in the preamble.

     "LRI" means LaTex Resources, Inc., a Delaware corporation and the sole shareholder of LPC, GOCA, New GOC and Enpro.

     "LRI Merger" means the merger of Alliance Resources (Delaware) Inc. with and into LRI whereby Alliance Plc became the sole shareholder of LRI.

     "MMBtu" means one million British Thermal Units.

     "Manx" means Manx Petroleum Plc, a company incorporated under the laws of England and Wales, and a wholly-owned subsidiary of Alliance Plc.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise), prospects, or results of operations of Alliance Plc and its Subsidiaries on a consolidated basis, or the value or condition of the Properties of Alliance Plc and its Subsidiaries on a consolidated basis; or (b) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrowers, their Subsidiaries or any other Obligor of any Loan Document, or (ii) the perfection or priority of any Lien granted under any of the Loan Documents to the extent such Lien pertains to any Property having more than immaterial value.

     "Material Contract" means each agreement for the acquisition of Oil and Gas Properties entered into by an Obligor, Hydrocarbon purchase and sale agreement, or similar material contract relating to any Hydrocarbon Interests included in the Mortgaged Properties, including, without limitation, the Burlington Agreement, in each case pertaining to Hydrocarbon Interests then included in the calculation of the Borrowing Base or the Collateral Value (or proposed by the Borrowers for inclusion) and as designated by the Agent to the Borrowers in writing.

     "Material Subsidiary" means at any particular time, any Subsidiary (i) that has assets included in the Borrowing Base or the Collateral Value; or (ii) that, together with its Subsidiaries,

          (a) accounted for more than 5% of the consolidated revenues of Alliance Plc and its Subsidiaries for the most recently completed Fiscal Quarter (computed on a retroactive proforma basis with respect to acquired Subsidiaries), or

          (b) was the owner of more than 5% of the consolidated assets of Alliance Plc and its Subsidiaries at the end of such Fiscal Quarter or, with respect to acquired or newly formed Subsidiaries, on the date of acquisition or formation of such acquired Subsidiary, all as shown in the case of (a) and (b) on the consolidated financial statements of Alliance Plc and its Subsidiaries for such Fiscal Quarter or on such acquisition or formation date; or

          (c) that is designated by the Borrowers in writing as a Material Subsidiary, or

          (d)  is determined by the Agent in writing to be a Material
     Subsidiary.

     "Mortgage Consents" means all consents required under existing oil and gas leases or other agreements and Approvals by Government Agencies to the granting of any Mortgage to the Agent, and as reasonably determined by the Agent with respect to Properties that become Mortgaged Properties on or after the Effective Date.

     "Mortgaged Properties" is defined in Section 6.1.6.

     "Mortgages" means the Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement, the Amended and Restated Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement, the First Supplemental Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing, and any similar instruments, executed and delivered pursuant to Sections 6.1.6 or 6.2.2, substantially in the form(s) of Exhibit E hereto, together with any similar instruments which are governed by the laws of a jurisdiction other than the United States or a state thereof, in each case as amended, supplemented, restated or otherwise modified from time to time.

     "Net Proceeds of Production" means the difference between (a) the sum of
(w) all revenue received by or credited to the account of the Borrowers from the sale of Hydrocarbons and other minerals in, under or produced after October 1, 1998, from their Oil and Gas Properties, (x) all net proceeds from Hedging Agreements entered into pursuant to Section 8.1.8, and (y) all amounts received by the Borrowers or any of them, in their respective capacities as operators of certain Oil and Gas Properties, from other working interest owners pursuant to "Article III - Overhead" of the COPAS form of Accounting Procedure (and similar agreements or provisions) attached to operating agreements pertaining to such Properties and (b) the sum of (i) royalties, overriding royalties, net profits interests and other existing burdens payable out of production, (ii) actual leasehold operating expenses, (iii) severance, ad valorem, excise and windfall profit taxes or other government taxes or similar levies or impositions hereinafter enacted or imposed, (iv) actual workover expenses (but not Capital Expenditures) for the Mortgaged Properties which are necessary to maintain production from existing completion intervals or zones in existing wells, and from wells and intervals or zones which become producing wells, intervals or zones, as the case may be, as a result of Approved Development Activities and
(v) all net payments made in respect of the Hedging Agreements entered into pursuant to Section 8.1.8, in each case to the extent such deductions are properly allocable to the Borrowers' Oil and Gas Properties.

     "New GOC" is defined in the preamble.

     "Non-Redeemable Stock" means stock issued by Alliance Plc, any other Borrower or any of their Subsidiaries, provided that such stock is not considered debt for GAAP, tax law or any other purpose and provided further that none of Alliance Plc, the other Borrowers nor any of their Subsidiaries has any obligation to redeem or purchase or pay dividends on such stock or to exchange such stock for, or convert such stock to, any other security, whether such obligation arises pursuant to the terms of such stock or any other agreement relating thereto or otherwise and whether or not such obligation exists in all circumstances or only upon the occurrence of a particular event or condition or upon the passage of time or otherwise.

     "Notes" means the secured promissory note or notes of the Borrowers payable to the order of a Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Obligations" means all obligations (monetary or otherwise) of the Borrowers and/or any other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document, including without limitation, all Hedging Obligations arising under Hedging Agreements between any Borrower (or any Affiliate of any Borrower) and a Lender (or any Affiliate of a Lender).

     "Obligor" means the Borrowers, LRI, Alliance Group, Enpro, Difco or any other Person (other than the Agent, a Lender or any Affiliate of a Lender) obligated under, or otherwise a party to, any Loan Document.

     "Oil and Gas Properties" means Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Agency having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, joint venture agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, profits a prendre, hereditaments, appurtenances and Properties in any way appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, water wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

     "Old LaTex Payables" means those current accounts payable of the Borrowers or their consolidated Subsidiaries that meet one or more of the following tests and have been certified to the Agent by the Borrowers as being an Old LaTex
Payable:

          (a) accounts payable the collection of which is barred by the applicable statute of limitations;

          (b) accounts payable the collection of which has been compromised or forgiven in part, in either case to the extent of the amount that has been compromised or forgiven; or

          (c) accounts payable in respect of which the indebtedness was incurred prior to the LRI Merger and where each of the following is true:
     (i) no payment has been made on an individual amount of indebtedness payable since the LRI Merger, (ii) no contact has been received by the applicable Borrower or Subsidiary from the applicable creditor since the LRI Merger pertaining to such payable due prior to the LRI Merger, or if such contact has been received such account is being diligently contested in good faith, (iii) no promise to pay such account has been made by the applicable Borrower or Subsidiary since the LRI Merger and (iv) no judgment has been obtained by, or settlement agreement entered into with, such creditor with respect to such indebtedness.

     "Organic Document" means, relative to any corporate Obligor, its certificate of incorporation, its by-laws, its memorandum or articles of association or other organizational documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock, and, relative to any partnership Obligor, its partnership agreement.

     "Original Borrowers" is defined in the preamble.

     "Other Difco Assets" means the portion of the East Irish Sea Assets, as shown on Schedule III under the heading "Other Difco Assets" consisting of seven
(7) blocks.

     "Overriding Royalty Interest" means the interests conveyed and assigned by the Assignment.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Participant" is defined in Section 11.11.2.

     "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which any Borrower or any corporation, trade or business that is, along with any Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Percentage" means, relative to any Lender, the percentage set forth on the signature pages hereof, as such percentage may be adjusted from time to time pursuant to Lender Assignment Notice(s) executed by the Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.

     "Person" means any natural person, corporation, partnership, joint venture, limited liability company, firm, association, trust, Governmental Agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" means any Pension Plan or Welfare Plan.

     "Pledge Agreements" means a Pledge Agreement executed and delivered pursuant to Sections 6.1.5 and 6.2.8, substantially in the form of Exhibit F-3 given by each of LRI and Alliance Group, and substantially in the form of Exhibit F-2 given by Alliance Plc, or such other form as may be appropriate in a jurisdiction other than the U.S. or a state thereof, and in each case, as amended, supplemented, restated or otherwise modified from time to time.

     "Prior Agreement" is defined in the Second Recital.

     "Proceeds Account" is defined in Section 3.4.

     "Production Payments" means a production payment (whether volumetric or dollar denominated) or similar royalty, overriding royalty, net profits interest or other similar interest in Oil and Gas Properties, or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such Oil and Gas Properties where the holder of such interest has recourse solely to such interest and the grantor or transferor thereof has an express contractual obligation to produce and sell Hydrocarbons from such Oil and Gas Properties, or to cause such Oil and Gas

Properties to be so operated and maintained, in each case in a reasonably prudent manner.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Proven Reserves" means collectively, "proved oil and gas reserves," "proved developed producing oil and gas reserves," "proved developed non-producing oil and gas reserves" (consisting of proved developed behind pipe oil and gas reserves and proved developed shut-in oil and gas reserves), and "proved undeveloped oil and gas reserves," as such terms are defined by the U.S. Securities and Exchange Commission in its standards and guidelines.

     "Quarterly Payment Date" means, commencing January, 1999, the last Business Day of each Fiscal Quarter.

     "Registration Rights Agreement" means the Registration Rights Agreement, substantially in the form of Exhibit O-1, between Alliance Plc and BankAmerica or the Designee.

     "Reimbursement Obligation" is defined in Section 4.4.

     "Release" means a "release," as such term is defined in CERCLA.

     "Remedial Action" means any action under Environmental Laws required to (a) clean up, remove, treat, dispose of, abate, or in any other way remediate an environmental condition involving Hazardous Materials, (b) prevent the Release or threat of a Release or minimize the further Release of Hazardous Materials, or (c) investigate and determine if a remedial response is needed to an environmental condition involving Hazardous Materials and to design such a response and any post-remedial investigation, monitoring, operation, and maintenance and care.

     "Required Lenders" means, at any time, Lenders having Percentages aggregating at least 66-2/3%.

     "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

     "Restricted Payment Tests" means compliance with each of the following restrictions (both before and immediately after giving effect to the applicable Distribution Payment):

          (a) Tangible Net Worth shall not be less than the sum of (i) $2,000,000 plus (ii) fifty percent (50%) of Consolidated net Income of Alliance Plc and its consolidated Subsidiaries (excluding the effects of consolidated net losses), for all Fiscal Quarters beginning after the Effective Date and treated as a single accounting period, plus (iii) one-hundred percent (100%) of the net proceeds received by Alliance Plc or its Subsidiaries from the sale of any Non-Redeemable Stock by Alliance Plc or any of its Subsidiaries at any time after the Effective Date;

          (b)  the Current Ratio shall be not less than 1.0:1.0;

          (c)  the Debt to EBITDA Ratio shall not be greater than 4:1;

          (d)  the Interest Coverage Ratio shall not be less than 3.0:1.0;

          (e)  there shall exist no Borrowing Base Deficiency; and

          (f)  there shall exist no Collateral Value Deficiency; and

          (g)  no Default shall have occurred and be continuing.

     "Security Agreement" means a security agreement and any similar instrument or agreement, executed and delivered pursuant to Sections 6.1.7 and 6.2.6, substantially in the form of Exhibit C-1 hereto, or such other form as may be appropriate in a jurisdiction other than the U.S. or a state thereof, and in each case, as amended, supplemented, restated or otherwise modified from time to time.

     "Security Documents" means, collectively, (a) the Guaranties, (b) the Pledge Agreements, (c) the Mortgages, (d) the Security Agreements, (e) the Consents and (f) the Mortgage Consents, together with any exhibits, schedules and other attachments to such documents and any financing statements related thereto, as such documents, exhibits, schedules, attachments or financing statements may be, from time to time, amended, supplemented, restated or otherwise modified.

     "Source" is defined in the preamble.

     "Stated Amount" of each Letter of Credit means the face amount or the "Stated Amount" of such Letter of Credit (as defined therein).

     "Stated Expiry Date" is defined in Section 4.1.

     "Stated Maturity Date" means (i) with respect to the Tranche A Loans, that date that is three (3) years after the Tranche A Availability Termination Date;
(ii) with respect to Tranche B Loans, January 31, 2001; and (iii) with respect to Tranche C Loans, October 30, 2004.

     "Subordinated Notes" means the promissory notes issued pursuant to that certain Purchase Agreement dated as of October 27, 1998 among Alliance Plc and EnCap evidencing Subordinated Indebtedness of Alliance Plc to EnCap which has been subordinated to the Obligations pursuant to the Subordination Agreement.

     "Subordinated Indebtedness" means unsecured Indebtedness of Alliance Plc and/or its consolidated Subsidiaries (including the Subordinated Notes) that is postponed and subordinated, on terms and conditions satisfactory to the Agent, to the Obligations, and has covenants and terms of default, repayment, standstill and acceleration consented to, in each case, by the Agent.

     "Subordination Agreement" means that certain Master Subordination Agreement dated as of a date prior to the initial Credit Extension under this Agreement, between the Agent and EnCap, substantially in the form of Exhibit N.

     "Subsidiary" means, with respect to any Person, (a) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, (b) any partnership, limited liability company, joint venture, association, firm or other business entity in which more than 50% of the equity interest or voting power is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person or (c) any partnership in which such Person is a general partner.

     "Surety Instrument" means all letters of credit (including commercial and standby), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

     "Tangible Net Worth" means the consolidated net worth of Alliance Plc and its consolidated Subsidiaries after subtracting therefrom the aggregate amount of any intangible assets of Alliance Plc and its consolidated Subsidiaries, including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

     "Taxes" is defined in Section 5.6.

     "Tranche A Availability Termination Date" means October 30, 2000.

     "Tranche A Commitment" means the Lenders' commitments pursuant to Section
2.1.1 to make Tranche A Loans to the Borrowers, and to issue Letters of Credit, in accordance with the terms and provisions of this Agreement.

     "Tranche A Commitment Amount" means the lesser of (i) $30,000,000, as reduced from time to time pursuant to the provisions of Section 2.2, and (ii) the Borrowing Base.

     "Tranche A Facility" means the Facility providing for the Tranche A Commitment, the Tranche A Loans and the Letters of Credit.

     "Tranche A Loan" means each loan made by a Lender to the Borrowers from time to time pursuant to its Tranche A Commitment in accordance with Sections
2.1.1 and 2.3.

     "Tranche B Availability Termination Date" means January 31, 2001.

     "Tranche B Commitment" means the Lenders' commitments pursuant to Section
2.1.2 to make Tranche B Loans to the Borrowers in accordance with the terms and provisions of this Agreement.

     "Tranche B Commitment Amount" means $20,000,000, as reduced from time to time pursuant to the provisions of Section 2.2.

     "Tranche B Facility" means the Facility providing for the Tranche B Commitment and the Tranche B Loans.

     "Tranche B Loan" means each loan made by a Lender to the Borrowers from time to time pursuant to its Tranche B Commitment in accordance with Sections
2.1.2 and 2.3.

     "Tranche C Availability Termination Date" means the Business Day immediately following the Unified Closing Date.

     "Tranche C Commitment" means the Lenders' commitments pursuant to Section
2.1.3 to make Tranche C Loans to the Borrowers, in accordance with the terms and provisions of this Agreement.

     "Tranche C Commitment Amount" means $5,000,000, as reduced from time to time pursuant to the provisions of Section 2.2.

     "Tranche C Facility" means the Facility providing for the Tranche C Commitment and the Tranche C Loans.

     "Tranche C Loan" means each loan made by a Lender to the Borrowers from time to time pursuant to its Tranche C Commitment in accordance with Sections
2.1.3 and 2.3.

     "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

     "Unified Closing Date"means the latest of the following dates: (a) the Effective Date under this Agreement; (b) the Completion Date under (and as defined in) the Difco Agreement; (c) the Completion Date under (and as defined
in) the Burlington Agreement, and (d) the sale and funding of the Subordinated Notes.

     "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

     "Warrant Documents" means the Warrant Instrument, the Warrants and the Registration Rights Agreement.

     "Warrant Instrument" means the Warrant Instrument, substantially in the form of Exhibit O-2, between Alliance Plc and BankAmerica or the Designee.

     "Warrants" means the warrants, substantially in the form of Exhibit O-3, from Alliance Plc to BankAmerica or the Designee.

     "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

     "Year 2000 Compliant" is defined in Section 7.18.

     "Year 2000 Problem" is defined in Section 7.18.

     SECTION 1.2. USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, notice and other communication or other Loan Document delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3. CROSS-REFERENCES. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4. ACCOUNTING AND FINANCIAL DETERMINATIONS. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder

(including under Section 8.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those United States generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 7.7.

     SECTION 1.5.  INTERPRETATIONAL PROVISIONS.

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c)  (i)    The term "documents" includes any and all instruments,
     documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

               (iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and
     (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Lenders or the Agent by way of consent, approval or waiver shall be deemed modified by the phrase "in their sole discretion" or "in its sole discretion," as applicable.

          (f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Lender, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Lenders' or the Agent's involvement in their preparation.


                                  ARTICLE II.

                  COMMITMENTS, BORROWING PROCEDURES AND NOTE

     SECTION 2.1. COMMITMENTS. On the terms and subject to the conditions of this Agreement (including Article V), each Lender agrees to make loans ("Loans") to the Borrowers equal to the aggregate amount of the Borrowing of Loans requested by the Borrowers to be made pursuant to the Commitments on such day described in this Section 2.1. On the terms and subject to the conditions hereof, the Borrowers may from time to time borrow and prepay Tranche A Loans and Tranche B Loans but may not reborrow any amounts paid or pre-paid in respect of Tranche C Loans.

     SECTION 2.1.1. TRANCHE A COMMITMENT. From time to time on any Business Day during the period from and after the Effective Date to the earlier to occur of (x) Tranche A Availability Termination Date and (y) any Commitment Termination Date relating to all Commitments or to the Tranche A Commitment, each Lender will make Tranche A Loans to the Borrowers equal to the amount of the Tranche A Loan requested by the Borrowers, subject to the limitations in this Section 2.1, to be made on such day in the applicable Borrowing Request therefor. The Borrowers acknowledge that, as of October 26, 1998, the aggregate outstanding principal amount of all Loans (as defined under the Existing Agreement) is $22,566,762.16.

     SECTION 2.1.2. TRANCHE B COMMITMENT. From time to time on any Business Day during the period from and after the Effective Date to the earlier to occur of (x) Tranche B Availability Termination Date, and (y) any Commitment Termination Date relating to all Commitments or to the Tranche B Commitment, each Lender will make Tranche B Loans to the Borrowers equal to the aggregate amount of the Tranche B Loan requested by the Borrowers, subject to the limitations in this Section 2.1, to be made on such day in the applicable Borrowing Request therefor.

     SECTION 2.1.3. TRANCHE C COMMITMENT. From time to time on any Business Day during the period from and after the Effective Date to the earlier to occur of (x) Tranche C Availability Termination Date, and (y) any Commitment Termination Date relating to all Commitments or to the Tranche C Commitment, each Lender will make Tranche C Loans to the Borrowers equal to the aggregate amount of the Tranche C Loan requested by the Borrowers to be made on such day in the applicable Borrowing Request therefor. The Borrowers acknowledge that, on the Unified Closing Date, and subject to the satisfaction of each of the conditions precedent set forth in Section 6.1, the outstanding principal amount of all Loans (as defined in the Existing Agreement) set forth in Section 2.1.1 plus accrued and unpaid interest as well as certain fees and expenses, will be divided into a single Tranche C Loan in the original principal amount of $5,000,000.00 and a single Tranche A Loan in the original principal amount not to exceed $18,500,000, and any excess balance of such existing Loans shall become a Tranche B Loan.

     SECTION 2.1.4. COMMITMENT TO ISSUE LETTERS OF CREDIT. From time to time on any Business Day, the Issuer will issue Letters of Credit, in accordance with
Article IV. The Borrowers acknowledge that, as of October 26, 1998, the Stated Amount of all Letters of Credit issued and outstanding under the Existing Agreement is $100,000.

     SECTION 2.1.5. LENDERS NOT REQUIRED TO MAKE LOANS UNDER CERTAIN CIRCUMSTANCES. No Lender shall be required to make any Loan if, after giving effect thereto

          (a) the aggregate outstanding principal amount of all Tranche A Loans would exceed the Tranche A Commitment Amount less the Letter of Credit Outstandings, or

          (b) the aggregate outstanding principal amount of all Tranche B Loans would exceed the Tranche B Commitment Amount, or

          (c) the aggregate outstanding principal amount of all Tranche C Loans would exceed the Tranche C Commitment Amount, or

          (d) the aggregate outstanding principal amount of all Loans of such Lender, together with its Percentage of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the Commitment Amount, or

          (e)  a Borrowing Base Deficiency would exist, or

          (f)  a Collateral Value Deficiency would exist, or

          (g)  an Event of Default has occurred and is continuing.

     SECTION 2.1.6. ISSUER NOT REQUIRED TO ISSUE LETTERS OF CREDIT UNDER CERTAIN CIRCUMSTANCES. The Issuer shall not be required to issue any Letter of Credit if, after giving effect thereto

          (a) the aggregate outstanding principal amount of all Tranche A Loans would exceed the Tranche A Commitment Amount,

          (b) a Borrowing Base Deficiency would exist,

          (c) a Collateral Value Deficiency would exist,

          (d) all Letter of Credit Outstandings would exceed $1,000,000, or

          (e) an Event of Default has occurred and is continuing.

     SECTION 2.2 REDUCTION OF COMMITMENT AMOUNTS. Any Commitment Amount is subject to reduction from time to time pursuant to this Section 2.2.

     SECTION 2.2.1. OPTIONAL. The Borrowers may, from time to time on any Business Day, voluntarily reduce the Commitments in the following order: first, the Tranche B Commitment Amount and, when the Tranche B Commitment has been reduced to zero, then the Tranche C Commitment Amount and, when the Tranche C Commitment has been reduced to zero, then the Tranche A Commitment Amount; provided, however, that all such reductions shall require at least three (3) Business Days' prior notice to the Agent and be permanent, and any partial reduction of the Commitment Amount shall be in a minimum amount of $250,000 and in an integral multiple of $50,000.

     SECTION 2.2.2. MANDATORY.

          (a) On the Tranche A Availability Termination Date, the unused portion of the Tranche A Commitment Amount shall, without any further action, automatically and permanently be canceled.

          (b) On the Tranche B Availability Termination Date, the unused portion of the Tranche B Commitment Amount shall, without any further action, automatically and permanently be canceled.

          (c) On the Tranche C Availability Termination Date, the unused portion of the Tranche C Commitment Amount shall, without any further action, automatically and permanently be canceled.

          (d) On any Commitment Termination Date, the Commitment Amount of each Facility shall be reduced to zero.

     SECTION 2.3. BORROWING PROCEDURE.

          (a) By delivering a Borrowing Request to the Agent on or before 10:00 a.m. (Chicago time) on a Business Day, the Borrowers may from time to time irrevocably request, on not less than three (3) nor more than five (5) Business Days' notice, or, in the case of a Base Rate Borrowing, one (1) Business Day's notice, that a Borrowing be made in a minimum amount of $250,000 and an integral multiple of $50,000, or in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be made on the Business Day specified in such Borrowing Request. The Lenders shall make such funds available to the Borrowers by wire transfer to the accounts the Borrowers shall have specified in their Borrowing Request. On or before 11:00 a.m. (Chicago time) on such Business Day each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Agent shall make such funds available to the Borrowers by wire transfer to the accounts the Borrowers shall have specified in their Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

          (b) Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrowers to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrowers hereby consent and agree that, for purposes of any determination to be made for purposes of Section 5.1, 5.2, 5.3 or 5.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBO Office's interbank eurodollar market.

     SECTION 2.4. CONTINUATION AND CONVERSION ELECTIONS. By delivering a Continuation/Conversion Notice to the Agent on or before 10:00 a.m. (Chicago time) on a Business Day, the Borrowers may from time to time irrevocably elect, on not less than three (3) nor more than five (5) Business Days' notice that all, or any portion in an aggregate minimum amount of $250,000 and an integral multiple of $50,000, of any Loans, in the case of Base Rate Loans, be converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three
(3) Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that no portion of the outstanding principal amount of any LIBO Rate Loan may be continued as, and no portion of any Base Rate Loan may be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

     SECTION 2.5. LOAN ACCOUNTS AND NOTES.

          (a) The Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by such Lender shall be conclusive absent manifest error of the amount of the Loans made by such Lender to the Borrowers and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligations of the Borrowers hereunder to pay any amount owing with respect to the Loans.

          (b) Each Lender's Loans shall also be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to the Lender's Percentage of the original, aggregate Commitment Amount. The Borrowers hereby irrevocably authorize each Lender to make (or cause to be made) appropriate notations on the grid attached to the Note (or on any continuation of such grid) or in other books and records maintained by such Lender, which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate applicable to the Loans evidenced thereby (the Borrowers may from time to time reasonably request a copy of such grid). Such notations shall be conclusive and binding on the Borrowers absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrowers or any other Obligor.

          (c) The Borrowers acknowledge that the Notes delivered to the Lenders as of the Effective Date amend, restate and renew the promissory notes given by the Original Borrowers under the Existing Agreement, which amended, restated, consolidated and renewed certain promissory notes and other evidence of indebtedness then outstanding.

     SECTION 2.6. BORROWING BASE REDETERMINATION AND COLLATERAL VALUE REDETERMINATION.

          (a) Within thirty (30) days after receipt of the Engineering Report required to be delivered semi-annually, commencing with the interim Engineering Report described in Section 2.6(c), (and thereafter in connection with the regular, semi-annual Engineering Report), the Agent shall notify the Borrowers in writing of the Borrowing Base determined by the Agent on the basis of such Engineering Report. After July 1, 1999, the Borrowers or the

     Agent may request, and Agent will consider, one (1) additional determination of the Borrowing Base at any time during each calendar year, including 1999. Each such determination is herein called a "Borrowing Base Redetermination". Contemporaneously with each Borrowing Base Redetermination that shall occur at any time that any Tranche B Loan is outstanding, the Agent shall notify the Borrowers in writing of the Collateral Value determined by the Agent on the basis of such Engineering Report. Each such determination is herein called a "Collateral Value Redetermination". Each Borrowing Base Redetermination (and, as applicable, Collateral Value Redetermination) shall be effective as of July 31st (with respect to Engineering Reports effective May 1st), January 31st (with respect to Engineering Reports effective November 1st) or upon notice from the Agent (with respect to any requested Borrowing Base redetermination) when the Borrowers are notified of the amount of the redetermined Borrowing Base (and, as applicable, the amount of the redetermined Collateral Value) by the Agent.

          (b) The Borrowing Base and Collateral Value are also subject to adjustment as provided for in Section 3.1.2.

          (c) In addition to the semi-annual Engineering Reports referred to above (and in lieu of a November 1 Report for 1998), an interim Reserve and Economic Report shall be delivered to Agent by March 31, 1999, and shall consist of independent engineering evaluations on all of Borrower's U.S. Mortgaged Properties, and the East Irish Sea Assets, if significant changes have occurred with respect to the East Irish Sea Assets since the Effective Date. Such evaluation shall be prepared by independent consultants which are acceptable to the Agent and shall form the basis for the initial Borrowing Base Redetermination. The Agent shall give notice to the Borrowers not later than June 1, 1999, of the Borrowing Base and Collateral Value determined by the Agent, and such Borrowing Base Redetermination and Collateral Value Redetermination shall be effective as of July 1, 1999.

     SECTION 2.7. PURPOSES. The Borrowers shall apply the proceeds of each Loan only in the following manner:

          (a) in the case of Tranche A Loans, to refinance existing indebtedness, for working capital purposes of the Borrowers and to finance Approved Development Activities; and

          (b) in the case of Tranche B Loans, as follows:

               1. A portion of the purchase price of the East Irish Sea Assets, in an amount not to exceed $8.0 million;

               2. Approved Development Activities in respect of the Mortgaged
                  Properties (other than the East Irish Sea Assets), in an amount not to exceed $2.0 million;

               3. Fees and expenses incurred in connection with the acquisition and financing of the East Irish Sea Assets, in an amount not to exceed in the aggregate $4 million (provided the Borrowers have furnished to the Agent, along with the Borrowing Request applicable thereto, a detailed schedule, satisfactory to the Agent, of such fees and expenses);

               4. Approved Development Activities in respect of the East Irish
                  Sea Assets; and

          (c) in the case of Tranche C Loans, for general corporate and working capital purposes.

                                  ARTICLE III

                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1. REPAYMENTS AND PREPAYMENTS AND CERTAIN BORROWING BASE MATTERS. The Borrowers shall repay the unpaid principal amount of the Loans as set forth in this Section 3.1.

     SECTION 3.1.1. REPAYMENTS AND PREPAYMENTS. The Borrower shall repay in full the unpaid principal amount of each Tranche A Loan, and each Tranche A Loan shall mature and be due and payable, on the Tranche A Availability Termination Date; provided, however, that if no Event of Default has occurred and is continuing, the unpaid principal amount of the Tranche A Loans shall, on the Tranche A Availability Termination Date and in response to a Borrowing Request delivered to the Lender, not be due and payable but shall convert to term Loans. The Borrowers shall repay in full the unpaid principal amount of each Loan upon the applicable Stated Maturity Date. Prior thereto, the Borrowers

          (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

               (i) any such prepayment shall be made pro rata among Loans of the same type and tranche;

               (ii) no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such Loan;

               (iii) all such voluntary prepayments shall require at least three
          (3) but no more than five (5) Business Days' prior written notice to the Agent (which notice is irrevocable) stating the date and amount of such prepayment and the type of Loan to be prepaid; and

               (iv) all such voluntary partial prepayments shall be in an aggregate minimum amount of $100,000 and an integral multiple of $50,000;

          (b) shall, on each date when any reduction in any Commitment Amount shall become effective, including pursuant to Section 2.2, make a mandatory prepayment (which shall be applied (or held for application, as the case may be) by each Lender to the payment of the aggregate unpaid principal amount of those Loans then outstanding and then to the payment of the then Letter of Credit Outstandings) equal to the excess, if any, of the aggregate outstanding principal amount of all Loans and Letter of Credit Outstandings over such Commitment Amount as so reduced;

          (c) shall make prepayments as specified in Section 3.1.2;

          (d) shall, on each Quarterly Payment Date, make a payment in an amount not less than the interest payment required pursuant to Section 3.2.3;

          (e) shall, on each Quarterly Payment Date beginning January 31, 2001, make a payment in an amount equal to that necessary to amortize the principal of all Tranche C Loans equally over the remaining Quarterly Payment Dates and the applicable Stated Maturity Date;

          (f) shall, if Tranche A Loans have been converted to a term Loan pursuant to the terms and conditions hereof, on each Quarterly Payment Date after the Tranche A Availability Termination Date, make a payment in an amount equal to that necessary to amortize the principal of all Tranche A Loans equally over the remaining Quarterly Payment Dates and the applicable Stated Maturity Date;

          (g) shall, on the Tranche B Availability Termination Date, pay the entire outstanding principal amount of all Tranche B Loans;

          (h) shall, immediately upon any acceleration of the Loans pursuant to
     Section 9.2 or Section 9.3, repay all Loans, unless, pursuant to Section 9.3, only a portion of all Loans is so accelerated.

Each payment or prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 5.4, and shall be applicable, to the extent of such prepayment, in the inverse order of maturity. No voluntary prepayment of principal of any Loans or any prepayment pursuant to the preceding clause (c) shall cause a reduction in any Commitment Amount.

     SECTION 3.1.2. BORROWING BASE DEFICIENCIES, COLLATERAL VALUE DEFICIENCIES AND ASSET SALES.

          (a) Upon the occurrence of a Borrowing Base Deficiency and/or a Collateral Value Deficiency, the Agent may notify the Borrowers of such Borrowing Base Deficiency and/or such Collateral Value Deficiency, as applicable. Within ten (10) Business Days from and after the Borrowing Base Deficiency Notification Date and/or such Collateral Value Deficiency Notification Date, as applicable, the Borrowers shall notify the Agent and the Lenders that they shall take one of the following actions:

               (i) execute and deliver to the Agent supplemental or additional Security Documents, in form and substance reasonably satisfactory to the Agent and its counsel, securing payment of the Notes and the other Obligations and covering additional Oil and Gas Properties directly owned by the Borrowers or one or more of the Borrowers' Subsidiaries which are not then covered by any Loan Document and which are of a type and nature satisfactory to the Agent, and having a value, in addition to other Oil and Gas Properties already subject to a Mortgage (determined by the Lender using customary standards for oil and gas lending), sufficient to eliminate the Borrowing Base Deficiency and/or the Collateral Value Deficiency, as applicable, all as more particularly described in Section 8.1.7(a) and (b); or

               (ii) make a payment with respect to the Obligations (which shall be applied (or held for application, as the case may be) by the Lenders to the payment of the aggregate unpaid principal amount of those Loans then outstanding and then to the payment of the then Letter of Credit Outstandings) in an aggregate principal amount sufficient to eliminate such Borrowing Base Deficiency and/or Collateral Value Deficiency, as applicable, within sixty (60) days after the Borrowing Base Deficiency Notification Date or Collateral Value Deficiency Notification Date, as applicable.

     If the Borrowers shall elect to execute and deliver (or cause one or more of the Borrowers' Subsidiaries to execute and deliver) supplemental or additional Security Documents to the Agent pursuant to clause (i), they shall provide the Agent with descriptions of the additional assets to be collaterally assigned

     (together with current valuations, Engineering Reports, Security Documents described in clause (i) and title evidence applicable thereto, each of which shall be in form and substance reasonably satisfactory to the Agent) within sixty (60) days after the Borrowing Base Deficiency Notification Date or Collateral Value Deficiency Notification Date, as applicable. Such supplemental or additional Security Documents shall be subject to the terms of Section 8.1.7. If the Borrowers fail to take any of the actions described in clauses (i) or (ii) above within such ten (10) Business Day period, then without any necessity for notice to the Borrowers or any other person, the Borrowers shall become obligated immediately to pay Obligations in an aggregate principal amount equal to the applicable Borrowing Base Deficiency and/or Collateral Value Deficiency.

          (b) If the Borrowers or any of their Subsidiaries sells, transfers or otherwise disposes of Oil and Gas Properties included in the most recent determination of the Borrowing Base and the Collateral Value and that have a fair market value in the aggregate for the Borrowers and such Subsidiaries in excess of $250,000 during the period from the effective date of the most recent Borrowing Base Redetermination until the effective date of the next Borrowing Base Redetermination, the Borrowing Base and the Collateral Value shall be immediately reduced, until the effective date of the next Borrowing Base Redetermination and Collateral Value Redetermination, by an amount as reasonably determined by the Agent, or if the value of the applicable Oil and Gas Properties cannot be readily determined by the Agent, by the net sales proceeds realized from the sale, transfer or other disposition of such assets.

     If such reduction shall result in a Borrowing Base Deficiency and/or Collateral Value Deficiency, then in lieu of the provisions of clause (a) of Section 3.1.2, the Borrowers shall immediately make a payment with respect to the Obligations in an amount equal to the greater of such Borrowing Base Deficiency or such Collateral Value Deficiency. In addition to and cumulative of the foregoing, if a Borrowing Base Deficiency and/or Collateral Value Deficiency exists prior to such sale, transfer or other disposition of assets, then in lieu of the provisions of clause (a) of
     Section 3.1.2, the Borrower shall, with the written consent of the Agent, immediately make a payment with respect to the Obligations (which shall be applied (or held for application, as the case may be) by the Lenders first to the payment of the aggregate unpaid principal amount of those Loans then outstanding, and then to the payment of the then Letter of Credit Outstandings) in an aggregate principal amount equal to the lesser of (i) the greater of the amount of the Collateral Value Deficiency or the amount of the Borrowing Base Deficiency (after giving effect to the applicable sale, transfer or other disposition) or (ii) 100% of the net sales proceeds realized from the applicable sale, transfer or other disposition.

          (c) In addition, if the Borrowers or any of their Subsidiaries raises capital through the issuance of any type of equity or issues any subordinated debt or senior unsecured debt, the proceeds of such issuance will first be applied to cure any Borrowing Base Deficiency and/or Collateral Value Deficiency, then as a prepayment of Tranche B Loans and a permanent reduction of the Tranche B Commitment, and finally as a prepayment of Tranche C Loans and a permanent reduction of the Tranche C Commitment.

     SECTION 3.2. INTEREST PROVISIONS. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

     SECTION 3.2.1. RATE. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrowers may elect that Loans accrue interest at a rate per annum:

          (a) on that portion maintained from time to time as a Base Rate Loan, equal to the Alternate Base Rate plus the Applicable Margin from time to time in effect; and

          (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

     SECTION 3.2.2. POST-MATURITY RATES. After (w) the date any principal amount of any Loan shall have become due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), (x) the date any other monetary Obligation of the Borrowers shall have become due and payable, (y) the date any other Event of Default shall have occurred (and so long as such Event of Default shall be continuing), and (z) the date that is sixty (60) days after a Borrowing Base Deficiency Notification Date or a Collateral Value Deficiency Notification Date, if the applicable Borrowing Base Deficiency or Collateral Value Deficiency has not been cured, the Borrowers shall pay, but only to the extent permitted by Applicable Law, interest (after as well as before judgment) on all Obligations at a rate per annum equal to

          (a) with respect to LIBO Rate Loans for the period from the date such Loan becomes due and payable to the end of the then current Interest Period, the higher of (i) the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin plus a margin of 3%, or (ii the sum of the Alternate Base Rate plus the Applicable Margin plus a margin of 3%; or

          (b) in all other cases, the sum of the Alternate Base Rate plus the Applicable Margin plus a margin of 3%.

     SECTION 3.2.3. PAYMENT DATES. Interest accrued on each Loan shall be payable, without duplication:

          (a)  on the Stated Maturity Date;

          (b) on the date of any optional or required payment or prepayment, in whole or in part, of principal outstanding on such Loan and on that portion of such Loan so paid or prepaid;

          (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date;

          (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the 90th day of such Interest Period); and

          (e) on that portion of any Loans which is accelerated pursuant to
     Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount shall have become due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION 3.2.4. MAXIMUM INTEREST. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the Obligations of the Borrowers to the Lenders under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of Applicable Law applicable to the Lenders limiting rates of interest which may be charged or collected by the Lenders. Accordingly, if the transactions contemplated hereby would be usurious under Applicable Law with respect to the Lenders then, in that event, notwithstanding anything to the contrary in this Agreement, it is agreed as follows:

          (a) the provisions of this Section 3.2.4 shall govern and control;

          (b) the aggregate of all consideration which constitutes interest under Applicable Law that is contracted for, charged or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by the Lenders shall under no circumstances exceed the maximum amount of interest allowed by Applicable Law (such maximum lawful interest rate, if any, with respect to the Lenders herein called the "Highest Lawful Rate"), and any excess shall be credited to the Borrowers by the Lenders (or, if such consideration shall have been paid in full, such excess refunded to the Borrowers);

          (c) all sums paid, or agreed to be paid, to the Lenders for the use, forbearance and detention of the indebtedness of the Borrowers to the Lenders hereunder shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and

          (d) if at any time the interest provided pursuant to Sections 3.2.1 and 3.2.2 together with any other fees payable pursuant to this Agreement and deemed interest under Applicable Law, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to the Lenders pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement, to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to such Lender pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement and such fees deemed to be interest equals the amount of interest which would have accrued to such Lender if a varying rate per annum equal to the interest provided pursuant to Sections 3.2.1 and 3.2.2 had at all times been in effect, plus the amount of fees which would have been received but for the effect of this Section 3.2.4.

     SECTION 3.3. FEES. The Borrowers agree to pay the fees set forth in this
Section 3.3 and in the Fee Letter. All such fees shall be non-refundable.

     SECTION 3.3.1. UNUSED FEE. The Borrowers shall pay to the Agent for the account of the Lenders an unused fee, for the period from and including the Effective Date to, but not including the earlier to occur of (x) the Tranche A Availability Termination Date, and (y) the Commitment Termination Date, equal to
0.50 of 1% per annum of the average of the actual daily amount during the prior Fiscal Quarter of (a) $55,000,000 minus (b) the sum of the aggregate outstanding principal amount of all Loans and all Letter of Credit Outstandings, based on a year comprised of three hundred sixty (360) days. Accrued unused fees shall be payable in arrears on each Quarterly Payment Date and on the earlier of the Commitment Termination Date or the Tranche A Availability Termination Date.

     SECTION 3.3.2. LETTER OF CREDIT STATED AMOUNT FEE. The Borrowers agree to pay to the Agent, for the account of the Issuer, a fee for each Letter of Credit for the period from and including the date of the issuance of such Letter of Credit to (but not including) the date upon which such Letter of Credit expires, at a rate per annum equal to the Applicable Margin for Tranche A Loans maintained as LIBO Rate Loans on the Stated Amount of such Letter of Credit, based on a year comprised of three hundred and sixty (360) days. A prorated portion of such fee shall be payable by the Borrowers in arrears on each Quarterly Payment Date, and on the earlier of the Tranche A Availability Termination Date and the Tranche A Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit. After any Borrowing Base Deficiency and/or Collateral Value Deficiency has or have existed for sixty (60) consecutive days, the Stated Amount Fee on all Letters of Credit shall increase by 3.00% until such Borrowing Base Deficiency and/or Collateral Value Deficiency has or have been eliminated.

     SECTION 3.3.3. LETTER OF CREDIT ISSUANCE FEE. The Borrowers agree to pay to the Agent, for the account of the Issuer, an issuance fee for each Letter of Credit issued by the Issuer for the period from and including the date of issuance of such Letter of Credit to (but not including) the date upon which such Letter of Credit expires, of the greater of 0.25 of 1% of the Stated Amount of such Letter of Credit or $300.00. Such fee shall be payable on the date of issuance of such Letter of Credit.

     SECTION 3.3.4. LETTER OF CREDIT ADMINISTRATIVE FEES. The Borrowers agree to pay to the Agent, for the account of the Issuer, all reasonable administrative expenses of the Issuer in connection with the maintenance, modification (if any) and administration of each Letter of Credit issued by the Issuer upon demand from time to time pursuant to the Issuer's schedule of charges then in effect.

     SECTION 3.4. PROCEEDS ACCOUNT. The Security Documents contain an assignment to the Agent by the Borrowers and/or their Subsidiaries, as applicable, of all production of Hydrocarbons and all proceeds attributable thereto properly allocable to the Mortgaged Properties. Notwithstanding such assignment of production, the Borrowers may, until the Agent shall give notice to the contrary, which notice shall not be unreasonably given, receive such proceeds. Thereafter, all such proceeds from the sale of such production shall be paid directly into an account of the Borrowers maintained with the Agent (the "Proceeds Account"). The Borrowers hereby grant to the Agent, subject to the prior assignment in favor of the Agent of such production and its proceeds, a security interest in the Proceeds Account and all proceeds thereof.

     SECTION 3.5. ORRI AND WARRANTS ARE NOT COLLATERAL SECURITY.

          (a) In addition to interest paid on the Loans, Alliance Plc shall issue the Warrants and Difco shall grant the Overriding Royalty Interest to the

     Agent's designee ("Designee"), as additional consideration payable to the Agent to be retained in perpetuity and not as additional collateral security for the Obligations.

          (b) If all Tranche B Loans are paid in full and the Tranche B Commitment is terminated on or before March 26, 2000, then the Borrowers may purchase the Overriding Royalty Interest in consideration of the payment of a mutually satisfactory purchase price. Such conveyance shall be without recourse, representation or warranty of any kind, except that the Designee shall warrant against liens created by, through or under the Designee.

          (c) The Overriding Royalty Interest described in the foregoing subsections (a) and (b) shall not affect in any way the overriding royalty interests previously acquired by the Designee pursuant to the Prior Agreement (which was subsequently exchanged for warrants and other obligations in respect of Alliance Plc). Similarly, the Warrants to be issued pursuant to this Agreement shall not affect in any way the warrants issued to the Designee pursuant to the Prior Agreement.


                                  ARTICLE IV.

                               LETTERS OF CREDIT

     SECTION 4.1. ISSUANCE REQUESTS. By delivering to the Agent an Issuance Request on or before 12:00 noon (Chicago time), the Borrowers may request, from time to time prior to the earlier to occur of (x) the Tranche A Availability Termination Date and (y) any Commitment Termination Date relating to all Commitments or to the Tranche A Commitment, and on not less than three (3) nor more than ten (10) Business Days' notice, that the Issuer issue an irrevocable standby letter of credit in substantially the form of Exhibit K hereto, or in such other form as may be mutually agreed by the Borrowers and the Issuer (each a "Letter of Credit"), in support of financial obligations of the Borrowers incurred in the Borrowers' ordinary course of business and which are described in such Issuance Request. Upon receipt of an Issuance Request, the Agent shall promptly notify the Lenders and the Issuer thereof. Each Letter of Credit shall by its terms:

          (a) be issued in a Stated Amount which

               (i)  is at least $10,000;

               (ii) does not exceed (or would not exceed) the then Letter of Credit Availability;

          (b) be stated to expire on a date (its "Stated Expiry Date") no later than the earlier of (i) one (1) year after its date of issuance and (ii the Commitment Termination Date; and

          (c) on or prior to its Stated Expiry Date

               (i) terminate immediately upon notice to the Issuer from the beneficiary thereunder that all obligations covered thereby have been terminated, paid, or otherwise satisfied in full,

               (ii) reduce in part immediately and to the extent the beneficiary thereunder has notified the Issuer that the obligations covered thereby have been paid or otherwise satisfied in part, or

               (iii) terminate thirty (30) Business Days after notice to the beneficiary thereunder from the Agent that an Event of Default has occurred and is continuing.

So long as no Default has occurred and is continuing, by delivery to the Agent and the Issuer of an Issuance Request at least three (3) but not more than ten
(10) Business Days prior to the Stated Expiry Date of any Letter of Credit, the Borrowers may request the Issuer to extend the Stated Expiry Date of such Letter of Credit for an additional period not to exceed the earlier of one (1) year from its date of extension, the Availability Termination Date or the Commitment Termination Date.

     SECTION 4.2. ISSUANCES AND EXTENSIONS. On the terms and subject to the conditions of this Agreement (including Article VI), the Issuer shall issue Letters of Credit, and extend the Stated Expiry Dates of outstanding Letters of Credit, in accordance with the Issuance Requests made therefor. The Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof (and will promptly provide the Agent and each of the Lenders with a copy of such Letter of Credit) and will notify the beneficiary under any Letter of Credit of any extension of the Stated Expiry Date thereof.

     The Issuer is under no obligation to issue any Letter of Credit if:

          (i) any order, judgment or decree of any Governmental Agency or arbitrator shall by its terms purport to enjoin or restrain the Issuer from issuing such Letter of Credit, or any requirement of Applicable Law or any request or directive (whether or not having the force of law) from any Governmental Agency with jurisdiction over the Issuer shall prohibit, or request that the Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuer or the Lenders with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuer in good faith deems material to it;

          (ii) one or more of the applicable conditions contained in Article VI is not then satisfied;

          (iii) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

          (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuer, or the issuance of a Letter of Credit shall violate any applicable policies of the Issuer;

          (v) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

          (vi) such Letter of Credit is in a face amount denominated in a currency other than Dollars.

The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

     SECTION 4.3. DISBURSEMENTS. The Issuer will notify the Borrowers promptly of the presentment for payment of any Letter of Credit, together with notice of the date (the "Disbursement Date") such payment shall be made. Subject to the terms and provisions of such Letter of Credit, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. In paying any drawing under a Letter of Credit, the Issuer shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Prior to 12:00 noon (Chicago time) on the Disbursement Date, the Borrowers will reimburse the Issuer for all amounts which it has disbursed under the Letter of Credit. To the extent the Issuer is not reimbursed in full in accordance with the preceding sentence, the Borrowers' Reimbursement Obligation shall accrue interest at a fluctuating rate equal to the lesser of (i) the Highest Lawful Rate or (ii) the Alternate Base Rate, plus the Applicable Margin plus a margin of 2% per annum, payable on demand. In the event the Issuer is not reimbursed by the Borrowers on the Disbursement Date, or if Issuer must for any reason return or disgorge such reimbursement, BankAmerica shall, on the terms and subject to the conditions of this Agreement, fund the Reimbursement Obligation therefor by making, on the next Business Day, Tranche A Loans which are Base Rate Loans as provided in Section 2.1.2 (the Borrowers being deemed to have given a timely Borrowing Request therefor for such amount); provided, however, for the purpose of determining the availability of the Commitments to make Loans immediately prior to giving effect to the application of the proceeds of such Loans, such Reimbursement Obligation shall be deemed not to be outstanding at such time.

     SECTION 4.4. REIMBURSEMENT. The Borrowers' obligation (a "Reimbursement Obligation") under Section 4.3 to reimburse the Issuer with respect to each Disbursement (including interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which the Borrowers may have or have had against the Lenders, the Issuer or any beneficiary of a Letter of Credit, including any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit; provided, however, that nothing herein shall adversely affect the right of the Borrowers to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of the Issuer.

     SECTION 4.5. DEEMED DISBURSEMENTS. Upon the occurrence and during the continuation of any Event of Default or the occurrence of the Commitment Termination Date, an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit shall, at the election of the Issuer, acting on instructions from the Required Lenders, and without demand upon or notice to the Borrowers, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by the Issuer to the Agent and to the Borrowers of its obligations under this Section, the Borrowers shall be immediately obligated to reimburse the Issuer the amount deemed to have been so paid or disbursed by the Issuer. Any amounts so received by the Issuer from the Borrowers pursuant to this Section shall be held as collateral security for the repayment of the Borrowers' obligations in connection with the Letters of Credit issued by the Issuer. At any time when such Letters of Credit shall terminate and all Obligations to the Issuer are either terminated or paid or reimbursed to the Issuer in full, the Obligations of the Borrowers under this Section shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such

Letters of Credit is recovered in any manner from the Issuer), and the Issuer will return to the Borrowers the excess, if any, of

          (a) the aggregate amount deposited by the Borrowers with the Issuer and not theretofore applied by the Issuer to any Reimbursement Obligation over

          (b) the aggregate amount of all Reimbursement Obligations to the Issuer pursuant to this Section, as so adjusted.

At such time when all Events of Default shall have been cured or waived, the Issuer shall return to the Borrowers all amounts then on deposit with the Issuer pursuant to this Section. All amounts on deposit pursuant to this Section shall, until their application to any Reimbursement Obligation or their return to the Borrowers, as the case may be, bear interest at the daily average Federal Funds Rate from time to time in effect (net of the costs of any reserve requirements, in respect of amounts on deposit pursuant to this Section, pursuant to F.R.S. Board Regulation D), which interest shall be held by the Issuer as additional collateral security for the repayment of the Borrowers' Obligations in connection with the Letters of Credit issued by the Issuer.

     SECTION 4.6. NATURE OF REIMBURSEMENT OBLIGATIONS. The Borrowers shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither the Lenders nor the Issuer (except to the extent of its own gross negligence or wilful misconduct) shall be responsible for:

          (a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

          (b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

          (d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile or otherwise; or

          (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit or of the proceeds thereof;

          (f) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrowers in respect of any Letter of Credit;

          (g) the existence of any claim, set-off, defense or other right that the Borrowers may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuer, the Lenders or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letters of Credit or any unrelated transaction;

          (h) any payment by the Issuer, or the Lenders under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuer, or the Lenders under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any insolvency proceeding; and

          (i) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or a guarantor.

None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted the Lenders or the Issuer hereunder. In furtherance and extension, and not in limitation or derogation, of any of the foregoing, any action taken or omitted to be taken by the Lenders or the Issuer in good faith shall be binding upon the Borrowers and shall not put the Lenders or the Issuer under any resulting liability to the Borrowers.

     SECTION 4.7. INCREASED COSTS; INDEMNITY. If by reason of

          (a) any change in Applicable Law or any change in the interpretation or application by any judicial or regulatory authority of any Applicable Law, or

          (b) compliance by the Agent, the Issuer or any Lender with any direction, request or requirement (whether or not having the force of law) of any Governmental Agency, including Regulation D of the F.R.S. Board:

               (i) the Agent, the Issuer or Lender shall be subject to any tax (other than taxes on net income and franchises), levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Article IV, whether directly or by such being imposed on or suffered by the Agent, the Issuer or any Lender;

               (ii) any reserve, deposit or similar requirement is or shall be applicable, increased, imposed or modified in respect of any Letters of Credit issued by any Issuer; or

               (iii) there shall be imposed on a Lender any other condition regarding this Article IV or any Letter of Credit,

and the result of the foregoing is directly or indirectly to increase the cost to the Agent, the Issuer or any Lender of issuing or maintaining any Letter of Credit or to reduce any amount receivable in respect thereof by the Agent, the Issuer or any Lender, then and in any such case may, at any time after the additional cost is incurred or the amount received is reduced, notify the Borrowers thereof, and the Borrowers shall pay on demand such amounts as the Agent, the Issuer or any Lender may specify to be necessary to compensate the Agent, the Issuer or any Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Alternate Base Rate plus the Applicable Margin plus 2% per annum. The determination by the Agent, the Issuer or any Lender, as the case may be, of any amount due pursuant to this Section, as set forth in a statement setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.

     In addition to amounts payable as elsewhere provided in this Article IV, the Borrowers hereby indemnify, exonerate and hold the Agent, the Issuer or any Lender harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether the Agent, the Issuer or any Lender is a party to the action for which indemnification is sought), including reasonable attorneys' fees and disbursements, which the Agent, the Issuer or any Lender may incur or be subject to as a consequence, direct or indirect, of

          (c) the issuance of the Letters of Credit, other than as a result of the gross negligence or wilful misconduct of the Issuer as determined by a court of competent jurisdiction, or

          (d) the failure of the Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

                                  ARTICLE V.

                  CERTAIN INTEREST RATE AND OTHER PROVISIONS

     SECTION 5.1. LIBO RATE LENDING UNLAWFUL. If any Lender shall determine (which determination shall, upon notice thereof to the Borrowers, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any Applicable Law makes it unlawful, or any central bank or other Governmental Agency asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligation of the Lender to make, continue, maintain or convert into any such LIBO Rate Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent and the Borrowers that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

     SECTION 5.2. DEPOSITS UNAVAILABLE. If the Agent shall have determined that:

          (a) Dollar deposits in the relevant amount are not available to the Agent in its relevant market; or

          (b) by reason of circumstances affecting the Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, upon notice from the Agent to the Borrowers and the Lenders, the obligations of all Lenders under Section 2.3 to make any Loans shall forthwith be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 5.3. INCREASED LOAN COSTS, ETC. If by reason of

          (a) any change in Applicable Law or any change in the interpretation or application by any judicial or regulatory authority of any Applicable Law, or

          (b) compliance by any Lender with any direction, request or requirement (whether or not having the force of law) of any Governmental Agency, including Regulation D of the F.R.S. Board:

               (i) any Lender shall be subject to any tax (other than taxes on net income and franchises), levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to any payment due under any LIBO Rate Loan or other amounts due under this Agreement, whether directly or by such being imposed on or suffered by such Lender;

               (ii) any reserve, deposit or similar requirement is or shall be applicable, increased, imposed or modified in respect of any extensions of credit or other assets of, or any deposits with or other liabilities of, any Lender or Loans made by such Lender, or against any other funds, obligations or other property owned or held by such Lender and such Lender actually incurs such additional costs; or

               (iii) there shall be imposed on any Lender any other condition affecting this Agreement (or any of such extensions of credit or liabilities),

and the result of the foregoing is directly or indirectly to increase the cost to such Lender of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans, or to reduce any amount receivable in respect thereof by such Lender, then and in any such case such Lender may, at any time after the additional cost is incurred or the amount received is reduced, notify the Borrowers thereof, and the Borrowers shall pay on demand such amounts as such Lender may specify to be necessary to compensate such Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Alternate Base Rate plus the Applicable Margin, plus 3% per annum. The determination by such Lender of any amount due pursuant to this Section, as set forth in a statement setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.

     SECTION 5.4. FUNDING LOSSES. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

          (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

          (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor by reason of any act or omission by the Borrowers or failure of a condition precedent to be satisfied;

          (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor by reason of any act or omission by the Borrowers; or

          (d) any repayment or prepayment of the principal amount of any Loans on a date other than the scheduled Monthly Payment Dates;

then, upon the written notice of such Lender to the Borrowers (with a copy to the Agent), the Borrowers shall, within five (5) days of its receipt thereof, pay to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

     SECTION 5.5. INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any Applicable Law of any Governmental Agency affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, issuance of Letters of Credit or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrowers, the Borrowers shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Lender may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable.

     SECTION 5.6. TAXES. All payments by the Borrowers of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, levies, assessments, imposts, deductions, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrowers hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrowers will

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

          (c) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lenders will equal the full amount the Lenders would have received and retained had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any Lender with respect to any payment received by such Lender hereunder, such Lender may pay such Taxes and the Borrowers will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

     If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fail to remit to any Lender the required receipts or other required documentary evidence, the Borrowers shall indemnify such Lender for any incremental Taxes, interest or penalties that may become payable by such Lender as a result of any such failure.

     SECTION 5.7. PAYMENTS, COMPUTATIONS, ETC. Unless otherwise expressly provided, all payments by the Borrowers pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrowers to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments shall be made without setoff, deduction or counterclaim, not later than 11:00 a.m. (Chicago time) on the date due, in same day or immediately available funds, to such account with the Agent in Chicago, Illinois as the Agent shall specify from time to time by notice to the Borrowers. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (other than when calculated with respect to the Federal Funds Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment. Notwithstanding any prepayment of a Base Rate Loan or any conversion of a Base Rate Loan to a LIBO Rate Loan, the Agent will calculate and invoice the Borrowers for accrued interest thereon through the date of such prepayment only at the next Quarterly Payment Date.

     SECTION 5.8. SHARING OF PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 5.3, 5.4 and 5.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them and/or Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

          (a) the amount of such selling Lender's required repayment to the purchasing Lender to

          (b) the total amount so recovered from the purchasing Lender)

of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 5.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 5.9. SETOFF. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 9.1.9 or upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrowers hereby grant to the Agent and the Lenders a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrowers then or thereafter maintained with or otherwise held by the Lender, including without limitation, the Proceeds Account. The Agent and the Lenders agree promptly to notify the Borrowers after any such setoff and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Agent and each Lender under this Section 5.9 are in addition to other rights and remedies (including other rights of setoff under Applicable Law or otherwise) which the Agent and the Lenders may have.

     SECTION 5.10. USE OF PROCEEDS. The Borrowers shall apply the proceeds of each Borrowing in accordance with Section 2.7; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U, X or G.

                                  ARTICLE VI.

                             CONDITIONS PRECEDENT

     SECTION 6.1. EFFECTIVENESS OF AGREEMENT AND INITIAL BORROWING. All loans outstanding under the Existing Agreement will, on the Unified Closing Date and upon the satisfaction of all of the conditions set forth in this Section 6.1, be consolidated into a new Tranche A Loan and a new Tranche C Loan, and as applicable, Tranche B Loan. The obligation of the Lenders to (i) consolidate all outstanding loans into a new Tranche A Loan and a new Tranche C Loan, and, as applicable, Tranche B Loan; (ii) make any new Credit Extension and (iii) to amend and restate the Existing Agreement shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this
Section 6.1.

     SECTION 6.1.1. RESOLUTIONS, ETC. The Agent shall have received from each Borrower, LRI, Alliance Group, Alliance Plc, ENPRO, Difco and any other Obligor a certificate, dated as of a date not later than the initial Credit Extension, of the Secretary or Assistant Secretary of such Obligor as to

          (a) resolutions of the Board of Directors of such Obligor then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document, as applicable, to be executed by it;

          (b) the incumbency and signatures of those of its officers or Persons authorized to act with respect to this Agreement, the Notes and each other Loan Document, as applicable, executed by it;

          (c) the Organic Documents of such Obligor; and

          (d) evidence that such Obligor is in good standing under the Applicable Laws of the jurisdiction of its organization (as to Obligors organized under the laws of the U.S.) and, as to each Obligor under a Mortgage, each of the jurisdictions where its Mortgaged Properties are located, upon which certificate the Agent may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

     SECTION 6.1.2. DELIVERY OF NOTES. The Agent shall have received, for the account of each Lender, a Note duly executed and delivered by the Borrowers.

     SECTION 6.1.3. ENVIRONMENTAL REPORT. The Agent shall have received the environmental assessments, acceptable in all respects to the Agent, prepared by Southern Environmental Company with respect to the Mortgaged Properties owned by Alliance USA and Source, a completed environmental questionnaire and such other information with respect to the ownership and past use of all of the Mortgaged Properties (including the East Irish Sea Assets) as the Agent may reasonably request, all of which shall be satisfactory in form, substance and scope to the Agent.

     SECTION 6.1.4. GUARANTIES. The Agent shall have received executed counterparts of the Guaranties, or ratifications of Guaranties previously delivered under the Existing Agreement, dated as of a date not later than the Unified Closing Date, duly executed by each of Alliance Group, LRI, Enpro and Difco.

     SECTION 6.1.5. PLEDGE AGREEMENTS. The Agent shall have received executed counterparts of Pledge Agreements or ratifications of Pledge Agreements previously delivered under the Existing Agreement, dated as of a date not later than the Unified Closing Date, duly executed by (i) LRI pledging its interests in the capital stock in each of LPC, GOCA, New GOC and Enpro, (ii) Alliance Plc pledging its interest in the capital stock of Alliance Group, Manx, LRI and Difco, and (iii) Alliance Group pledging its interest in the capital stock of Alliance USA, ARNO, ARCOL and Source, together with the certificates, evidencing all of the issued and outstanding shares of capital stock pledged pursuant to the Pledge Agreements (other than certificates evidencing the capital stock of Difco, which shall be delivered pursuant to Section 8.1.7(d)), which certificates shall in each case be accompanied by undated stock powers duly executed in blank, and or, if any securities pledged pursuant to the Pledge Agreements are uncertificated securities, confirmation and evidence satisfactory to the Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Agent in accordance with Section 8-313 and Section 8-321 of the Uniform Commercial Code, as in effect in the State of Illinois, and, as applicable, with the evidence of completion (or satisfactory arrangement for the completion) of all filings and recordings of the Pledge Agreements as may be necessary, or in the reasonable opinion of the Agent, desirable, effectively to create a valid, perfected first priority lien against and security interest in the collateral covered thereby.

     SECTION 6.1.6. MORTGAGES. The Agent shall have received counterparts of the Mortgages, or amendments to Mortgages previously delivered under the Existing Agreement, dated as of a date not later than the Unified Closing Date, duly executed by Alliance USA, Source, LPC, New GOC and Difco, together with

          (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of the Mortgages as may be necessary or, in the reasonable opinion of the Agent, desirable effectively to create a valid, perfected first priority Lien against the Properties purported to be covered thereby, which Properties shall include Proven Reserves comprising not less than 90% of the Oil and Gas Properties included in the initial determination of the Borrowing Base;

          (b) favorable mortgagee's title opinions in favor of the Agent (in form and substance and issued by title counsel satisfactory to the Agent), with respect to the Property purporting to be covered by the Mortgages (or such portion of such Properties as shall be acceptable to the Agent), setting forth the working interest and net revenue interest of the applicable mortgagor in such Properties and opining that the applicable mortgagor's title to such property is good and defensible and valid and that the interests created by the Mortgages constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Agent;

          (c) such Consents, Mortgage Consents, and such other approvals, opinions, or documents as the Agent may reasonably request; and

          (d) evidence of the delivery of notices of assignment to Difco's counterparty to each Material Contract, including the Hydrocarbon Interests comprising the Core Difco Assets.

     The Hydrocarbon Interests, Properties and interests described in and secured by the Mortgages and in any other mortgages or supplemental mortgages given pursuant to this Agreement, as such Properties and interests are from time to time constituted, are herein collectively called the "Mortgaged Properties."

     SECTION 6.1.7. SECURITY AGREEMENTS. The Agent shall have received from the Borrowers, Alliance Group, LRI, Enpro and Difco duly executed, original counterpart of Security Agreements, or ratifications of Security Agreements previously delivered under the Existing Agreement, dated as of a date not later than the Unified Closing Date, together with

          (a) executed copies of Uniform Commercial Code financing statements (Form UCC-1), in proper form for filing, naming the Borrowers (or their Subsidiaries, as applicable) as the debtor and the Agent as the secured party, or other similar instruments or documents, filed (or satisfactory arrangements for the completion of all filings and recordings) under the Uniform Commercial Code in all jurisdictions as may be necessary or, in the opinion of the Agent, desirable, effectively to create valid, perfected first priority liens against and security interests in the collateral covered thereby; and

          (b) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in such Security Agreement previously granted by any Person together with such other Uniform Commercial Code Form UCC-3 termination statements as the Lender may reasonably request from the Borrower.

     SECTION 6.1.8. OPINIONS OF COUNSEL. The Agent shall have received opinions addressed to the Agent and the Lenders, from U.S. and U.K. counsel to the Borrowers and Guarantors acceptable to the Agent, substantially in the form of Exhibits H-1 and H-2 hereto, respectively, and dated as of a date not later than the Unified Closing Date.

     SECTION 6.1.9. UCC-11S. The Agent shall have received certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near to the Effective Date, listing all effective financing statements which name the Borrowers, LRI, Alliance Plc, Alliance Group and Enpro, (under their present names and any previous names) as the debtor and which are filed in the jurisdictions in the following states: (1) Oklahoma and Texas with respect to LRI, Enpro, New

GOC and GOCA, (2) Alabama, Arkansas, Kansas, Louisiana, Michigan, Mississippi, North Dakota, Oklahoma, Texas and Wyoming with respect to LPC, and (3) Louisiana, Oklahoma and Delaware, with respect to Alliance Plc, Alliance Group, Source and Alliance USA, in which jurisdictions filings are to be made pursuant to clause (a) of Section 6.1.6, together with copies of such financing statements (none of which shall cover any collateral described in the Mortgages).

     SECTION 6.1.10. EVIDENCE OF INSURANCE. The Agent shall have received certificates of insurance satisfactory to it evidencing the existence of all insurance required to be maintained by the Borrowers by this Agreement and the other Loan Documents.

     SECTION 6.1.11. ASSIGNMENT OF OVERRIDING ROYALTY INTEREST, ETC. BankAmerica shall have received executed and acknowledged original counterparts of the Assignment in favor of the Designee, as well as the Certificate as to Overriding Royalty Interests, substantially in the forms of Exhibit M-1 (or such other form of such instrument as is acceptable to the Agent) and Exhibit M-2, and Agreement as to Certain Tax Matters, substantially in the form of Exhibit M-3.

     SECTION 6.1.12. WARRANT DOCUMENTS. The Agent shall have received the Warrant Documents, in each case executed and delivered by Alliance Plc.

     SECTION 6.1.13. ENGINEERING REPORTS. The Agent shall have received (i) Engineering Report, from Lee Keeling & Associates, Inc. effective as of April 30, 1998, as to the Mortgaged Properties owned by LPC, New GOC, Source and Alliance USA and (ii) an Engineering Report from Gaffney, Cline & Associates, Inc., effective as of January 1, 1998, as to the East Irish Sea Assets.

     SECTION 6.1.14. [NOT USED.]

     SECTION 6.1.15. [NOT USED.]

     SECTION 6.1.16. CLOSING OF DIFCO ACQUISITION. The Agent shall have received and approved a true, correct and complete copy of the fully executed Difco Agreement, including all amendments and supplements thereto, and the closing under the Difco Agreement shall have occurred such that Alliance Plc shall have acquired all of the capital stock of Difco as contemplated by the Difco Agreement.

     SECTION 6.1.17. CLOSING UNDER BURLINGTON AGREEMENT. The Agent shall have received and approved a true, correct and complete copy of the fully executed Burlington Agreement, including all exhibits, schedules, amendments and supplements thereto and all joint operating agreements pertaining to the East Irish Sea Assets, the assignments and related conveyance and closing instruments (as described in Section 6 of the Burlington Agreement) from Burlington to Difco shall have been executed and delivered by Burlington to Difco, filed with the Department of Trade and Industry to the extent required by Applicable Law, and the closing under the Burlington Agreement shall have occurred such that Difco shall have acquired all of the East Irish Sea Assets as contemplated by the Burlington Agreement.

     SECTION 6.1.18. CLOSING OF SUBORDINATED NOTE SALE, ETC. The Agent shall have received evidence of the closing and funding of the sale of the Subordinated Notes, such that EnCap has transferred not less than $10,000,000 to the Borrowers, in form, scope and detail reasonably satisfactory to the Agent.

     SECTION 6.1.19. SUBORDINATION AGREEMENT . The Agent shall have received from EnCap executed, original counterparts of the Subordination Agreement.

     SECTION 6.1.20. AMENDED AND RESTATED SECURITY DOCUMENTS. The documents, instruments and agreements comprising or evidencing the collateral security for the Existing Agreement shall each have been ratified or amended and restated to provide that such documents, instruments and agreements secure the Obligations, in each case pursuant to instruments in form and substance satisfactory to the Agent and its counsel.

     SECTION 6.1.21. MATERIAL CONTRACTS, DIFCO CONSENTS AND RELATED CONSENTS. The Lender shall have received true and correct copies, certified by the Borrowers, and approved the form and substance of, each Material Contract, a Consent and, as applicable, a Mortgage Consent, for each such Material Contract, dated as of a recent date, and the Difco Consents pertaining to the Core Difco Assets.

     SECTION 6.1.22. TITLE REPORTS. The Agent shall have received title reports with respect to the East Irish Sea Assets in form, scope and detail reasonably satisfactory to the Agent, including, without limitation, a report supplementing the "Project Antelope" Due Diligence Report dated June 29, 1998, confirming that Burlington owns the East Irish Sea Assets.

     SECTION 6.1.23. CLOSING FEES, EXPENSES, ETC. The Agent shall have received all reasonable costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

     SECTION 6.2. INCLUSION OF HYDROCARBON INTERESTS IN THE BORROWING BASE AND THE COLLATERAL VALUE. The inclusion of any additional Hydrocarbon Interests in the Borrowing Base and the Collateral Value is subject to the following conditions having been satisfied and receipt by the Agent of the following documents, in each case with respect to each Hydrocarbon Interest and related Oil and Gas Properties which the Borrowers request be included in the Borrowing Base and the Collateral Value and each of which conditions and documents shall be satisfactory to the Agent in form and substance:

     SECTION 6.2.1. ENVIRONMENTAL REPORT. The Agent shall have received Phase I environmental assessments as of a recent date prepared by an environmental consulting firm as shall be acceptable to the Agent, a completed environmental disclosure questionnaire and such other information with respect to the ownership and past use of the Mortgaged Properties relating to such Hydrocarbon Interests as the Agent may reasonably request, and such reports and questionnaire shall be satisfactory in form, substance and scope to the Agent.

     SECTION 6.2.2. MORTGAGE. The Agent shall have received counterparts of a Mortgage relating to such Hydrocarbon Interests and related Oil and Gas Properties, dated as of a recent date, duly executed by the Borrowers and/or their Subsidiaries, as applicable, together with

          (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of the Mortgage as may be necessary or, in the reasonable opinion of the Agent, desirable effectively to create a valid, perfected first priority Lien against the Properties purported to be covered thereby;

          (b) favorable mortgagee's title opinions in favor of the Agent (in form and substance and issued by title counsel reasonably satisfactory to the Agent, substantially in the form of Exhibit I hereto), with respect to the Property purporting to be covered by the Mortgage setting forth the working interest and net revenue interest of a Borrower or its Subsidiaries in such Properties and opining that the Borrower's or such Subsidiary's title to such property is good and marketable and valid and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Agent; and

          (c) such other approvals, opinions, or documents as the Agent may reasonably request.

     SECTION 6.2.3. UCC-11S. The Agent shall have received certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated as of a recent date, listing all effective financing statements which name the Borrowers or their Subsidiaries (under their present names and any previous names) as the debtor and which are filed in the jurisdictions in the State of Oklahoma or the state in which such Oil and Gas Properties are located and in which the Mortgage referenced in Section 6.2.2. is to be filed, together with copies of such financing statements (none of which shall cover any collateral described in any such Mortgage).

     SECTION 6.2.4. EVIDENCE OF INSURANCE. The Agent shall have received certificates of insurance satisfactory to it evidencing the existence of all insurance required to be maintained by the Borrowers by this Agreement and the other Loan Documents with respect to the Hydrocarbon Interests and related Oil and Gas Properties being added to the Borrowing Base and the Collateral Value.

     SECTION 6.2.5. ENGINEERING REPORTS. The Agent shall have received an Engineering Report, dated as of a recent date from a petroleum engineer reasonably acceptable to the Agent, as to the Hydrocarbon Interests being added to the Borrowing Base and the Collateral Value.

     SECTION 6.2.6. MATERIAL CONTRACTS AND RELATED CONSENTS. The Agent shall have received true and correct copies, certified by the Borrowers, and approved the form and substance of, each Material Contract related to the Hydrocarbon Interests being added to the Borrowing Base and the Collateral Value. In addition, the Agent shall have received duly executed counterparts of a Security Agreement or, if applicable, amendments to an existing Security Agreement which add any such Material Contract to the Collateral (as defined in the Security Agreement), a Consent and, as applicable, a Mortgage Consent, for each such Material Contract, dated as of a recent date.

     SECTION 6.2.7. GUARANTIES. The Agent shall have received duly executed counterparts of a Guaranty from any Subsidiary of a Borrower which is adding Hydrocarbon Interests to the Borrowing Base and the Collateral Value, unless such a Guaranty has already been delivered to the Agent in connection with a previous addition to the Borrowing Base or on the Effective Date.

     SECTION 6.2.8. ADDITIONAL STOCK PLEDGE. The Agent shall have received executed counterparts of the Pledge Agreement (Stock), dated not later than the date of such Loan, duly executed by the applicable Guarantor or Borrower pledging its interest in the capital stock of any Subsidiary which is adding Hydrocarbon Interests to the Borrowing Base and the Collateral Value, unless such Pledge Agreement has already been delivered to the Agent, accompanied by the original share certificate evidencing such capital stock and executed stock powers (in blank) and the evidence of satisfactory arrangement for the completion of all filings and recordings of the Pledge Agreement (Stock) as may be necessary or, in the reasonable opinion of the Agent, desirable, effectively to create a valid, perfected first priority lien against and security interest in the collateral covered thereby.

     SECTION 6.2.9. OTHER DOCUMENTS. The Agent shall have received such other documents as it may reasonably request.

     SECTION 6.3. ALL CREDIT EXTENSIONS. The obligation of the Agent to make any Credit Extension shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 6.3.

     SECTION 6.3.1. COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 9.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of any Borrowing) the following statements shall be true and correct

          (a) the representations and warranties set forth in Article VII (excluding, however, those contained in Section 7.9) shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

          (b) except as disclosed by the Borrowers to the Agent pursuant to
     Section 7.9

               (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrowers, threatened against the Borrowers or any of their Subsidiaries which has or might reasonably be expected to have a Material Adverse Effect; and

               (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 7.9 which has or might reasonably be expected to have a Material Adverse Effect; and

          (c) no Default shall have then occurred and be continuing, and neither the Borrowers nor any other Obligor are in material violation of any Applicable Law or governmental regulation or court order or decree if such violation has or might reasonably be expected to have a Material Adverse Effect.

     SECTION 6.3.2. BORROWING REQUEST, ETC. The Agent shall have received a Borrowing Request or Issuance Request, as the case may be, for such Credit Extension. Each of the delivery of a Borrowing Request or an Issuance Request and the acceptance by the Borrowers of the proceeds of the Borrowing or the issuance of the Letter of Credit as applicable, shall constitute a representation and warranty by the Borrowers that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) or the issuance of the Letter of Credit, as applicable, the statements made in Section 6.3.1 are true and correct.

     SECTION 6.3.3. SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant hereto by or on behalf of the Borrowers or any of their Subsidiaries shall be reasonably satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.

                                  ARTICLE VII

                        REPRESENTATIONS AND WARRANTIES

     In order to induce the Agent and each Lender to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, the Borrowers represent and warrant, as of the Unified Closing Date, unto the Agent and each Lender as set forth in this Article VII.

     SECTION 7.1. ORGANIZATION, ETC. LPC is an Oklahoma corporation, GOCA is a Delaware corporation, New GOC is a Delaware corporation, GOC was a Texas corporation, Alliance USA is a Delaware corporation, Source is a Louisiana corporation, Alliance Group is a Delaware corporation, LRI is a Delaware corporation and Alliance Plc is a public limited company incorporated under the laws of England and Wales, and Difco is a private limited company incorporated under the laws of England and Wales and each is validly incorporated and existing and (as to the Obligors organized in the U.S.) in good standing under the Applicable Laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Note and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it. Except as set forth on Schedule II, the Borrowers have no Subsidiaries.

     SECTION 7.2. DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by the Borrowers and each other Obligor of this Agreement, the Note and each other Loan Document executed or to be executed by it or them are within each Borrower's and each such Obligor's respective corporate powers, have been duly authorized by all necessary corporate action, and do not

          (a) contravene such Borrower's or such other Obligor's Organic Documents;

          (b) contravene or result in any violation of or default under any Applicable Law or any material contractual restriction, court decree or order, in each case binding on or affecting any Borrower or any other Obligor or any Properties, businesses, assets or revenues of any Borrower;

          (c) result in, or require the creation or imposition of, any Lien on (except for the Liens of the Loan Documents) any of the Borrowers' or any other Obligor's Properties, businesses, assets or revenues.

     SECTION 7.3. GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any Governmental Agency or other Person is required for the due execution, delivery or performance by the Borrowers or any other Obligor of this Agreement, the Note or any other Loan Document to which they are a party, except for Approvals, if any, by the lessor under any government-issued oil and gas lease of the granting the Mortgage, which Difco, Alliance USA, Source, LPC and New GOC expect to obtain in the ordinary course of business and the Consents, each of which shall have been obtained on or before the Unified Closing Date.

     SECTION 7.4. INVESTMENT COMPANY ACT. None of the Borrowers or any of their Affiliates is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 7.5. PUBLIC UTILITY HOLDING COMPANY ACT. None of the Borrowers or any of their Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 7.6. VALIDITY, ETC. This Agreement constitutes, and the Note and each other Loan Document executed by the Borrowers or any of their Subsidiaries will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrowers or such Subsidiaries, as applicable or enforceable in accordance with their respective terms, and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such, Obligor, be the legal valid and binding obligation of such Obligor enforceable in accordance with its terms, in each case subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

     SECTION 7.7. FINANCIAL INFORMATION.

          (a) The audited consolidated balance sheet of Alliance Plc as at April 30, 1998 and the related audited statements of operations and cash flow of Alliance Plc, copies of which have been furnished to the Agent, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the date thereof and the results of their audited operations for the period then ended.

          (b) The audited consolidated balance sheets of Alliance Plc as at April 30, 1998, and the related audited statements of operations and cash flow of Alliance Plc, copies of which have been furnished to the Agent, have been prepared in accordance with United Kingdom GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the date thereof and the results of their audited operations for the period then ended.

     SECTION 7.8. NO MATERIAL ADVERSE CHANGE. Since the date of the audited financial statements described in Section 7.7, there has been no change in the financial condition, operations, assets, business, Properties or prospects of Alliance Plc or any of its consolidated Subsidiaries that has or might reasonably be expected to have a Material Adverse Effect, except as disclosed in
Item 7.8 of the Disclosure Schedule.

     SECTION 7.9. LITIGATION, LABOR CONTROVERSIES, ETC. There is no pending or, to the knowledge of the Borrowers, threatened litigation, action, proceeding, or labor controversy affecting the Borrowers, or any of their Subsidiaries, or any of their respective Properties, businesses, assets or revenues, which has or might reasonably be expected to have a Material Adverse Effect, except as disclosed in Item 7.9 ("Litigation") of the Disclosure Schedule.

     SECTION 7.10. OWNERSHIP OF PROPERTIES. Each of the Borrowers and its Subsidiaries has good and defensible title to their Properties (including, without limitation, all Hydrocarbon Interests), free and clear of all Liens except (a) those referred to in the financial statements referred to in Section 7.7, (b) as disclosed to the Agent in the Disclosure Schedule or (c) as permitted by Section 8.2.3. After giving full effect to all Liens permitted under Section 8.2.3, each of the Borrowers or their Subsidiaries owns the net interests in Hydrocarbons produced from the Oil and Gas Properties as reflected in the most recent Engineering Report, and none of the Borrowers or their Subsidiaries are obligated to bear costs or expenses in respect of the Oil and Gas Properties in excess of their respective working interest percentage as reflected in the most recent Engineering Report.

     SECTION 7.11. TAXES. Each of the Borrowers and its Subsidiaries has filed all Federal and other tax returns and reports required by Applicable Law to have been filed by it and has paid all taxes, assessments, fees and other governmental charges thereby shown to be owing, except as disclosed in Item 7.11 of the Disclosure Schedule and except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 7.12. PENSION AND WELFARE PLANS. During the twelve-consecutive-month period prior to the Effective Date and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan in a distress termination under Section 4041(c) of ERISA, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrowers or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 7.12 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrowers nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     SECTION 7.13. COMPLIANCE WITH LAW. None of the Borrowers nor any of their Subsidiaries (a) is in violation of any Applicable Law of, or the terms of any Approval, license or permit issued by, any Governmental Agency; or (b) has failed to obtain any Approval necessary to ownership of any of its properties or the conduct of its business (including without limitation any such authorization from the Federal Energy Regulatory Commission or any state conservation commission or similar body); which violation or failure could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.14. CLAIMS AND LIABILITIES. Except as disclosed to the Lenders in
Item 7.14 ("Claims and Liabilities") in the Disclosure Schedule, none of the Borrowers nor any of their Subsidiaries has accrued any liabilities under gas purchase contracts for gas not taken, but for which it is liable to pay if not made up and which, if not paid, would have a Material Adverse Effect. Except as disclosed to the Lenders in Item 7.14 of the Disclosure Schedule, no claims exist against the Borrowers or any of their Subsidiaries for gas imbalances which claims if adversely determined would have a Material Adverse Effect. No purchaser of product supplied by the Borrowers or any of their Subsidiaries has any claim against the Borrowers or any of their Subsidiaries for product paid for, but for which delivery was not taken as and when paid for, which claim if adversely determined would have a Material Adverse Effect.

     SECTION 7.15. NO PROHIBITION ON PERFECTION OF SECURITY DOCUMENTS. None of the terms or provisions of any indenture, mortgage, deed of trust, agreement or other instrument to which any Borrower or any of its Subsidiaries is a party or by which any Borrower or any of its Subsidiaries or the property of any Borrower or any of its Subsidiaries is bound prohibit the filing or recordation of any of the Loan Documents or any other action which is necessary or appropriate in connection with the perfection of the Liens evidenced and created by any of the Loan Documents.

     SECTION 7.16. SOLVENCY. None of the Borrowers nor any of their Subsidiaries is "insolvent", as such term is used and defined in the United States Bankruptcy Code, 11 U.S.C. (S) 101, et seq.

     SECTION 7.17. ENVIRONMENTAL WARRANTIES. As a reasonable and prudent operator of oil and gas producing properties, in the ordinary course of their business, the Borrowers have conducted, with respect to their existing Oil and Gas Properties, and, on an ongoing basis, conducts a review of the effect of Environmental Laws on the business, operations and Properties of each Borrower and its Subsidiaries, in the course of which they identify and evaluate associated liabilities and costs (including any capital or operating expenditures required for Remedial Action or other clean-up or closure of Properties presently owned or operated, any capital or operating expenditures required for Remedial Action or otherwise to achieve or maintain compliance with environmental protection standards imposed by any Environmental Law or as a condition of any Approval, license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrowers have reasonably concluded that, except as disclosed in
Item 7.17 ("Environmental Matters") of the Disclosure Schedule:

          (a) all facilities and Property (including underlying groundwater) owned, leased or operated by the Borrowers or any of their Subsidiaries have been, and continue to be, owned, leased or operated by the Borrowers or any of their Subsidiaries in material compliance with all Environmental Laws;

          (b) there have been no past, and there are no pending or threatened

               (i) claims, complaints, notices or inquiries to, or requests for information received by, the Borrowers or any of their Subsidiaries with respect to any alleged violation of any Environmental Law, that, singly or in the aggregate, have or may reasonably be expected to have a Material Adverse Effect, or

               (ii) claims, complaints, notices or inquiries to, or requests for information received by, the Borrowers or any of their Subsidiaries regarding potential liability under any Environmental Law or under any common law theories relating to operations or the condition of any facilities or Property (including underlying groundwater) owned, leased or operated by the Borrowers or any of their Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have a Material Adverse Effect;

          (c) there have been no Releases of Hazardous Materials at, on or under any Property now or, to the Borrowers' or a Subsidiary of the Borrowers' knowledge, previously owned or leased by the Borrowers or their Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

          (d) the Borrowers and their Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations required under Environmental Laws and necessary for its business;

          (e) no Property now or, to the Borrowers' or a Subsidiary of the Borrowers' knowledge, previously owned, leased or operated by the Borrowers or their Subsidiaries is listed or proposed for listing on the National Priorities List pursuant to CERCLA, or, to the extent that such listing may, singly or in the aggregate, have, or may reasonably be expected to have a Material Adverse Effect, on the CERCLIS or on any other published federal or state list of sites requiring investigation or clean-up pursuant to Environmental Laws;

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any Property now or, to the Borrowers' or a Subsidiary of the Borrowers' knowledge, previously owned, leased or operated by the Borrowers or their Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

          (g) none of the Borrowers or any of their Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, or, to the extent that such listing may, singly or in the aggregate, have, or may reasonably be expected to have a Material Adverse Effect, on the CERCLIS or on any published federal or state list of sites requiring investigation or clean-up pursuant to Environmental Laws or which is the subject of federal, state or local enforcement actions or other investigations which would reasonably be expected to lead to claims against the Borrowers or any of their Subsidiaries which would have a Material Adverse Effect for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

          (h) there are no polychlorinated biphenyls, radioactive materials or friable asbestos present at any Property now or, to the Borrowers' or a Subsidiary of the Borrowers' knowledge, previously owned or leased by the Borrowers or any of their Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and

          (i) no condition exists at, on or under any property now or, to the Borrowers' or a Subsidiary of the Borrowers' knowledge, previously owned or leased by the Borrowers or any of their Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law that, singly or in the aggregate have, or may reasonably be expected to have a Material Adverse Effect.

     SECTION 7.18. YEAR 2000 COMPLIANCE.

     (a) The Borrowers are: (i) developing a review and assessment program of all areas with their and each of their Subsidiaries' businesses and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications (as well as imbedded microchips) used by the Borrowers or any of their Subsidiaries (or any of their suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999); (ii) developing a plan and a timetable for addressing the Year 2000 Problem on a timely basis; and (iii) to date, implementing that plan in accordance with that timetable.

     (b) The Borrowers reasonably believe that all computer applications (including those of their suppliers and vendors) that are material to their or their Subsidiaries' businesses and operations will, on a timely basis, be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.19. REGULATIONS G, U AND X. None of the Borrowers or any of their Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 7.20. ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrowers or any of their Subsidiaries in writing to the Agent or the Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby (including without limitation each Engineering Report) is, and all other such factual information hereafter furnished by or on behalf of the Borrowers or any of their Subsidiaries to the Agent or Lenders will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Lenders, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

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                                  ARTICLE VII

                                   COVENANTS

     SECTION 8.1. AFFIRMATIVE COVENANTS. The Borrowers agree with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrowers and each of their Subsidiaries will perform the obligations set forth in this Section 8.1.

     SECTION 8.1.1. FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. The Borrowers will furnish, or will cause to be furnished, to the Agent and each Lender copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Alliance Plc, balance sheets of Alliance Plc and its consolidated Subsidiaries as of the end of such Fiscal Quarter and statements of operations and cash flow of Alliance Plc and its consolidated Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of Alliance Plc;

          (b) as soon as available and in any event within one-hundred and twenty (120) days after the end of each Fiscal Year of Alliance Plc, a copy of the annual audit report for such Fiscal Year for Alliance Plc and its consolidated Subsidiaries, including therein the balance sheet of Alliance Plc and its consolidated Subsidiaries as of the end of such Fiscal Year and statements of operations and cash flow of Alliance Plc and its consolidated Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner reasonably acceptable to the Agent by an independent public accountant acceptable to the Agent, together with a report from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in
     Section 8.2.4 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, being taken to cure it;

          (c) concurrently with the delivery of the financial statements referred to is clauses (a) and (b), a certificate, executed by the chief financial Authorized Officer of Alliance Plc, showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Agent) compliance with the financial covenants set forth in Section 8.2.4, showing, among other things, a comparison between the actual results and the minimum requirements of this Agreement and also certifying to such Authorized Officer's best knowledge, that no Default or Event of Default has occurred and is then outstanding;

          (d) on or prior to thirty (30) days before the beginning of each Fiscal Year, a budget for Alliance Plc and its consolidated Subsidiaries for the following Fiscal Year, in form, scope and detail reasonably satisfactory to the Agent, showing, among other things, Approved Development Activities for such period, which budget shall, each Fiscal Quarter be updated and revised to cover the 12 month period following such Fiscal Quarter;

          (e) as soon as possible and in any event within three (3) days after the occurrence of each Default and any event which has or is reasonably likely to have a Material Adverse Effect, a statement of the chief financial Authorized Officer of the Borrowers setting forth details of such Default or event and the action which Alliance Plc and the Borrowers have taken and propose to take with respect thereto;

          (f) as soon as possible and in any event within three (3) days after
     (x) the occurrence of any adverse development with respect to any litigation, action, proceeding or labor controversy described in Section
     7.9 or (y) the commencement of any litigation, action, proceeding or labor controversy of the type described in Section 7.9, notice thereof and copies of all documentation relating thereto;

          (g) as soon as possible and in any event within ten (10) days after any responsible officer of Alliance Plc or any Borrower has actual knowledge thereof, notice of

               (i) any claim by any Person against any Borrower or any of its Subsidiaries of nonpayment of, or

               (ii) any attempt by any Person to collect upon or enforce any accounts payable of Alliance Plc or any of its consolidated Subsidiaries, in the case of any single account payable in excess of $100,000, or in the case of all accounts payable at any time outstanding in excess of $250,000;

          (h) as soon as available and in any event within sixty (60) days after each of May 1st of each calendar year, an Engineering Report, from an independent petroleum engineering firm acceptable to the Agent in its reasonable judgment, and as soon as available and in any event within sixty

     (60) days after November 1st of each calendar year, an Engineering Report from the Borrowers' internal reserve engineers, unless the Agent, at least sixty (60) days before the required delivery date of such Engineering Report, has requested that it be prepared by an independent petroleum engineering firm reasonably acceptable to the Agent;

          (i) promptly after (i) the sending or filing thereof, copies of all reports which Alliance Plc, Alliance Group or the Borrowers send to any of their security holders, (ii the sending or filing thereof, all reports and registration statements which Alliance Plc, Alliance Group or the Borrowers file with the Securities and Exchange Commission or any national securities exchange, (ii the filing thereof, copies of all tariff and rate cases and other material reports filed with any regulatory authority (other than routine operating reports), and (iv receipt thereof, copies of all notices received from any regulatory authority concerning noncompliance by any Borrower with any Applicable Law;

          (j) immediately upon becoming aware of the institution of any steps by any Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that such Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by such Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of such Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

          (k) upon, but in no event later than ten (10) days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Borrowers or any of their Properties pursuant to any applicable Environmental Laws, (ii) all other environmental claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Borrowers that could reasonably be anticipated to cause such Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

          (l) a monthly summary of production volumes, revenues, operating costs, Net Proceeds of Production, general and administrative expenses, Capital Expenditures, drilling and completion reports and well-test data;

          (m) such other information respecting the condition or operations, financial or otherwise of Alliance Plc or any of its consolidated Subsidiaries as the Agent may from time to time reasonably request; and

          (n) promptly after any Borrower discovers or determines that any computer application (including those of their suppliers or vendors) that is material to the businesses or operations of the Borrowers and their Subsidiaries taken as a whole will not be Year 2000 Compliant on a timely basis, notice thereof and a copy of the Borrowers' plan for dealing with such problem except to the extent such failure could not reasonably be expected to have a Material Adverse Effect.

     SECTION 8.1.2. COMPLIANCE WITH LAWS, ETC. The Borrowers will, and will cause each of their Subsidiaries to, comply in all material respects with all Applicable Laws, such compliance to include (without limitation):

          (a) the maintenance and preservation of their corporate existence and qualification as a foreign corporation; and

          (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 8.1.3. MAINTENANCE AND DEVELOPMENT OF PROPERTIES.

          (a) The Borrowers will, and will cause each of their Subsidiaries to, maintain, preserve, protect and keep their Properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that their business carried on in connection therewith may be properly conducted at all times in accordance with standard industry practices. In particular, the Borrowers will, and will cause each of their Subsidiaries to, operate or cause to be operated their Oil and Gas Properties as reasonable and prudent operators.

          (b) The Borrowers will, and will cause each of their Subsidiaries to, use their reasonable best efforts promptly to develop and bring into production all developed non-producing Proven Reserves identified in the Approved Development Plan and, after the period covered in the initial Approved Development Plan, those reserves used in the calculation of Borrowing Base and Collateral Value.

          (c) The Borrowers shall ensure that at all times they have available to them, either through its employees or through independent contractors, petroleum engineers with appropriate experience and expertise in the proper operation and development of properties similar to the Mortgaged Properties.

          (d) From time-to-time, but not less than once each Fiscal Quarter during the time any Tranche B Loan is outstanding, the Borrowers shall propose to the Agent revisions to the Approved Development Plan then in effect, showing, among other things, revised projections of Capital Expenditures for the eighteen (18) month period following such revision, which revisions shall in all respects satisfactory to the Agent. Once approved in writing by the Agent, the then existing Approved Development Plan shall be amended and shall thereafter replace and supersede the prior Approved Development Plan.

          (e) Promptly after the drilling and completion of each well drilled on the Oil and Gas Properties that have been considered by the Agent in the determination or redetermination of the Borrowing Base or the Collateral Value, the applicable Borrower shall promptly request assignments of any interests earned by virtue of such drilling and, within fifteen (15) days after the earlier to occur of the receipt of such assignments or sixty (60) days after first production from such well, shall deliver to the Agent:

          (i) true and correct copies of any such assignments of record title of the applicable Oil and Gas Properties into such Borrower or its Subsidiary, as applicable,

          (ii) true and correct copies of all required Consents, Mortgage Consents and Approvals applicable to such assignments,

          (iii) original, executed and acknowledged counterparts of a supplemental Mortgage and related amendments to financing statements and

          (iv) a favorable mortgagee's title opinion showing that such Borrower or its Subsidiary, as applicable, is vested with good and marketable title to interests in the applicable Mortgaged Property consistent with the working interests and net revenue interest for such property shown in the most recent Engineering Report and showing that the interests created by such supplemental Mortgage constitute valid first Liens thereon, free and clear of all defects and encumbrances other than as approved by the Lender, in each case in form and substance reasonably satisfactory to the Agent.

     SECTION 8.1.4. INSURANCE. The Borrowers will, and will cause each of their Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to their properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses (including, where appropriate, well control, operator's extra expense and remediation insurance) and will furnish to the Agent on or before March 1st each year a certificate of Authorized Officers of the Borrowers and their Subsidiaries setting forth the nature and extent of all insurance maintained by the Borrowers and their Subsidiaries in accordance with this Section. The following shall apply to the insurance required by this Section 8.1.4:

          (a) Each policy for property insurance covering the Mortgaged Property shall show the Agent as loss payee;

          (b) Each policy for liability insurance covering the Mortgaged Property shall show the Agent and the Lenders as additional insureds;

          (c) Each insurance policy covering the Mortgaged Property shall provide that at least thirty (30) days prior written notice of cancellation, reduction in amount or other change in coverage, or of lapse shall be given to the Agent by the insurer; and

          (d) The Borrowers shall, if so requested by the Agent, deliver to the Agent the original or a certified copy of each insurance policy covering the Mortgaged Property.

     SECTION 8.1.5. BOOKS AND RECORDS. The Borrowers will, and will cause each of their Subsidiaries to, keep books and records which accurately reflect all of their material business affairs and transactions and permit the Agent or any of its respective representatives, at reasonable times (but in any event, within three (3) Business Days after notice from the Agent and during all normal business hours) and at reasonable intervals, to visit all of their offices, to discuss their financial matters with their officers, directors and independent public accountant (and each Borrower hereby authorizes such independent public accountant to discuss such Borrower's financial matters with the Agent or its representatives whether or not any representative of such Borrower is present) and to examine (and, at the expense of such Borrower, photocopy extracts from) any of its books or other corporate records. The Borrowers shall pay any reasonable fees of such independent public accountant incurred in connection with the Agent's exercise of its rights pursuant to this Section. Furthermore, the Borrowers will permit the Agent, or its agents, at the cost and expense of the Borrowers, to enter upon the Mortgaged Properties and all parts thereof, for the purpose of investigating and inspecting the condition and operation thereof, and shall permit reasonable access to the field offices and other offices, including the principal place of business, of the Borrower to inspect and examine the Mortgaged Properties.

     SECTION 8.1.6. ENVIRONMENTAL COVENANT. The Borrowers will, and will cause each of their Subsidiaries to,

          (a) use, operate and maintain all of their facilities and Properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

          (b) (i) immediately notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of their facilities and Properties or compliance with Environmental Laws to the extent that the same have, or could reasonably be expected to have, a Material Adverse Effect, (ii) use all reasonable efforts within a reasonable time to have dismissed with prejudice any actions or proceedings relating to compliance with Environmental Laws which would or could in the reasonable opinion of the Agent have a Material Adverse Effect, and (iii) diligently pursue cure of any material underlying environmental condition which forms the basis of any such claim, complaint, notice or inquiry; and

          (c) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this
     Section 8.1.6.

     SECTION  8.1.7.  FURTHER ASSURANCES.

          (a) The Borrowers will, and will cause each of their subsidiaries to, upon the request of the Agent, take such actions and execute and deliver such documents and instruments as the Agent shall require to ensure that the Agent shall, at all times, have received currently effective duly executed Loan Documents encumbering Oil and Gas Properties of the Borrowers and their Subsidiaries not included within the Mortgaged Properties constituting at least 90% of the Proven Reserves of the Borrowers and their Subsidiaries to which value is given in the determination of the then current Borrowing Base and Collateral Value (with accompanying letters in lieu of transfer orders) and satisfactory title evidence in form and substance reasonably acceptable to the Agent in its reasonable business judgment as to ownership of such Oil and Gas Properties; provided, that upon thirty (30) days notice to the Borrowers, the Agent may require, and the Borrowers and/or their Subsidiaries, as applicable, shall execute, acknowledge and deliver to the Agent, Mortgages effectively encumbering 100% of the Oil and Gas Properties of the Borrowers and their Subsidiaries to which value is given in the determination of the then current Borrowing Base and Collateral Value.

          (b) If the Agent shall determine that, as of the date of any Borrowing Base Redetermination or Collateral Value Redetermination, the Borrowers or any of their Subsidiaries shall have failed to comply with the preceding sentence, the Agent may notify the Borrowers in writing of such failure and, within thirty (30) days from and after receipt of such written notice by the Borrowers, the Borrowers or any of their Subsidiaries shall execute and deliver to the Agent supplemental or additional Loan Documents, in form and substance satisfactory to the Agent and its counsel, securing payment of the Note and the other Obligations and covering additional assets not then encumbered by any Loan Documents (together with current valuations, Engineering Reports, and title evidence applicable to the additional assets collaterally assigned, each of which shall be in form and substance satisfactory to the Agent) such that the Agent shall have received currently effective duly executed Loan Documents encumbering Oil and Gas Properties constituting at least 90% (or, as provided in Section 8.1.7(a), 100%) of the Proven Reserves of the Borrowers and their Subsidiaries to which value is given in the determination of the then current Borrowing Base and Collateral Value (with accompanying letters in lieu of transfer orders) and satisfactory title evidence in form and substance acceptable to the Agent in its reasonable business judgment as to ownership of such Oil and Gas Properties.

          (c) Promptly upon the determination that any Subsidiary has become a Material Subsidiary, the Borrowers will cause such Material Subsidiary to execute and deliver to the Agent a Guaranty and a Security Agreement and (if such Material Subsidiary has Oil and Gas Properties included in the Borrowing Base and Collateral Value) a Mortgage, and the Borrowers will enter into such amendments to the applicable Pledge Agreement as are necessary to cause the stock of such Material Subsidiary to become subject to such Pledge Agreement.

          (d) Within forty-five (45) days after the Unified Closing Date, the Borrowers shall deliver to the Agent (i) to the extent not previously delivered, Mortgages and the Difco Consents in respect of the Other Difco Assets; (ii) a title report from counsel to the Borrowers confirming that Difco has received good and marketable title to the East Irish Sea Assets and confirming that the Agent has a first in priority, perfected Lien thereon, subject only to such encumbrances as are permitted under Section 8.2.3; (iii) the share certificate representing the all of the capital stock of Difco, together with evidence of the registration of Alliance Plc as the sole shareholder of Difco; (iv) the initial Approved Development Plan, in form, scope and detail reasonably satisfactory to the Agent; (v) the initial budget for the Borrowers and their Subsidiaries for the twelve (12) months immediately following the Unified Closing Date in form, scope and detail reasonably satisfactory to the Agent.

          (e) The Borrowers shall ensure that all written information, exhibits and reports furnished by or on behalf of the Borrowers or any of their Subsidiaries to the Agent do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

     SECTION  8.1.8.  NATURAL GAS AND CRUDE OIL HEDGING.

          (a) On or before February 28, 1999, LPC (or another Borrower as approved by the Agent) will enter into Hydrocarbon Hedging Agreements reasonably acceptable to the Agent that will enable Alliance USA, Source, LPC, New GOC and Difco to obtain net realized prices with respect to Mortgaged Properties located in the United States, during the time any Tranche B Loan is outstanding of not less than (i) an agreed upon amount per MMBtu of natural gas produced from its Hydrocarbon Interests on not less than 50% nor more than 70% of the aggregate volumes projected to be produced from proved developed producing reserves included in the Mortgaged Properties as of the Effective Date, and (ii) an agreed upon amount per barrel of crude oil produced from its Hydrocarbon Interests on not less than 50% nor more than 70% of the aggregate volumes projected to be produced from proved developed producing reserves included in the Mortgaged Properties as of the Effective Date;

          (b) On or before the date which is 120 days after the date on which the Department of Trade and Industry approves the development plan for each field in the East Irish Sea Assets, LPC (or another Borrower as approved by the Agent) will enter into Hydrocarbon Hedging Agreements reasonably acceptable to the Agent that will enable Alliance USA, Source, LPC, New GOC and Difco to obtain net realized prices with respect to such portion of the East Irish Sea Assets, during the time any Tranche B Loan is outstanding, of not less than an agreed upon amount per MMBtu of natural gas produced from such Hydrocarbon Interests on not less than 50% nor more than 70% of the aggregate volumes projected to be produced from Proven Reserves included in such portion of the East Irish Sea Assets. As an alternative to such Hydrocarbon Hedging Agreements in respect of production from the East Irish Sea Assets, Difco may enter into gas sales contracts for the sale of production from the East Irish Sea Assets with price terms acceptable to the Agent.

Alliance USA, Source, GOCA, New GOC and Difco hereby acknowledge that LPC (or such other Borrower) is entering into such Hydrocarbon Hedging Agreements not only for its own benefit, but also for the benefit of Alliance USA, Source, GOCA, New GOC and Difco. Alliance USA, Source, GOCA, New GOC and Difco further acknowledge that LPC's (or such other Borrower's) Obligations under the Hedging Agreements are Obligations of all the Borrowers as if they were parties signatory thereto.

     SECTION 8.1.9. INTEREST RATE PROTECTION. On or before February 28, 1999, LPC (or another Borrower as approved by the Agent) shall enter into Hedging Agreements, in form and substance satisfactory to the Agent, designed to ensure a maximum interest rate of 8.5% on the notional amount projected by the Agent to be outstanding as Tranche A Loans, 10.0% on the notional amount projected to be outstanding as Tranche B Loans for a period not earlier than the Stated Maturity Date for Tranche B Loans, and 12% on the notional amount projected to be outstanding as Tranche C Loans for a period not less than the Stated Maturity Date. Alliance USA, Source, GOCA, New GOC and Difco hereby acknowledge that LPC (or such other Borrower) is entering into such Hedging Agreements not only for its own benefit, but also for the benefit of Alliance USA, Source, GOCA, New GOC and Difco. Alliance USA, Source, GOCA, New GOC and Difco further acknowledge that LPC's (or such other Borrower's) Obligations under the Hedging Agreements are Obligations of all the Borrowers as if they were parties signatory thereto.

     SECTION 8.1.10. EXCHANGE RATE PROTECTION. On or before February 28, 1999, LPC (or another Borrower as approved by the Agent) will enter exchange rate risk management contracts or similar Hedging Agreements in respect of committed UK Capital Expenditures included in the Approved Development Plan which will ensure that at least 75% of the Sterling Capital Expenditures are covered by Sterling/Dollar foreign exchange contracts to ensure that the Dollar Borrowings are converted to Sterling within a band of $1.60/(Pounds)1.00 to $1.80/(Pounds)1.00. In addition, the Borrowers will, within 30 days prior to the start of each calendar quarter, ensure that, for all periods when any Tranche B Loan is outstanding and unpaid, there are exchange rate risk management contracts in place to ensure that the projected Dollar Loan repayments for that forthcoming four calendar quarters are covered by the requisite proportion of projected Sterling net revenues. Alliance USA, Source, GOCA, New GOC and Difco hereby acknowledge that LPC (or such other Borrower) is entering into such Hedging Agreements not only for its own benefit, but also for the benefit of Alliance USA, Source, GOCA, New GOC and Difco. Alliance USA, Source, GOCA, New GOC and Difco further acknowledge that LPC's (or such other Borrower's) Obligations under the Hedging Agreements are Obligations of all the Borrowers as if they were parties signatory thereto.

     SECTION 8.2. NEGATIVE COVENANTS. The Borrowers agree with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrowers will perform the obligations set forth in this Section 8.2.

     SECTION 8.2.1. BUSINESS ACTIVITIES. The Borrowers will not, and will not permit any of their Subsidiaries to, engage in any business activity, except those described in the first recital and such activities as may be incidental or related thereto.

     SECTION 8.2.2. INDEBTEDNESS. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

          (a) Indebtedness in respect of the Loans and other Obligations;

          (b) Indebtedness in an aggregate principal amount not to exceed $500,000 at any time outstanding which is incurred by the Borrowers or any of their Subsidiaries to a vendor of any assets to finance its or their acquisition of such assets;

          (c) unsecured Indebtedness incurred in the ordinary course of business (including (i) open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, and (ii) gas balancing, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

          (d) Hedging Obligations incurred pursuant to the Hedging Agreements approved by the Agent pursuant to Sections 8.1.8, 8.1.9 and 8.1.10; and

          (e) Contingent Obligations incurred to satisfy bonding requirements imposed by any Governmental Agency not to exceed, in the aggregate, $500,000;

          (f) Subordinated Indebtedness under the Subordinated Notes;

          (g) the indebtedness of their Subsidiaries existing as of the Effective Date which is identified in Item 8.2.2(h) of the Disclosure Schedule;

          (h) Indebtedness in respect of Capitalized Lease Obligations in an amount not to exceed $500,000 at any time outstanding;

          (i) any indebtedness owed by any Borrower to any of the Subsidiaries or by any Subsidiary of any Borrower to any Borrower or any Subsidiary;

          (j) endorsements of negotiable instruments for collection in the ordinary course of business;

          (k) Indebtedness of the Borrower and its Subsidiaries which are Investments to the extent permitted by Section 8.2.5(b); and

          (l) Old LaTex Payables;

provided, however, that no Indebtedness otherwise permitted by clause (b) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

     SECTION 8.2.3. LIENS. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of their Property, revenues or assets, whether now owned or hereafter acquired, except:

          (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

          (b) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (b) of Section 8.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

          (c) Hydrocarbon production sales contracts;

          (d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; provided, that at no time shall such sums exceed in the aggregate $250,000;

          (e) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; provided, that at no time shall such sums exceed in the aggregate $100,000;

          (f) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

          (g) covenants, restrictions, easements, servitudes, permits, conditions, exceptions, reservations, minor rights, minor encumbrances, minor irregularities in title or conventional rights of reassignment prior to abandonment which do not materially interfere with the occupation, use and enjoyment by the Borrowers of their assets in the ordinary course of business as presently conducted, or materially impair the value thereof for the purpose of such business;

          (h) judgment Liens in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies; and

          (i) Liens in favor of operators and non-operators under joint operating agreements or similar contractual arrangements arising in the ordinary course of the business of the Borrowers to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor.

     SECTION  8.2.4.  FINANCIAL CONDITION.  The Borrowers will not permit:

          (a) the Current Ratio at any time to be less than 1.0:1.0; or

          (b) the Debt to EBITDA Ratio at any time to be greater than 4:1 on, or at any time after, April 30, 2001; or

          (c) the Interest Coverage Ratio to be less than (i) 0.25:1.0 at April 30, 1999 (as to the Fiscal Quarter then ending); (ii) 0.25:1.0 at any time after April 30, 1999, through and including July 31, 1999 (as to the two Fiscal Quarters immediately preceding such date); (iii) 0.40:1.0 at any time after July 31, 1999, through and including October 31, 1999 (as to the three Fiscal Quarters immediately preceding such date); (iv) 0.80:1.0 at any time after October 31, 1999, through and including January 31, 2000;
     (v) 1.25:1.0 at any time after January 31, 2000, through and including April 30, 2000; (vi) 1.50:1.0 at any time after April 30, 2000, through and including July 31, 2000; (vii) 1.75:1.0 at any time after July 31, 2000, through and including January 31, 2001; (viii) 2.0:1.0 at any time after January 31, 2001, through and including April 30, 2001; (ix) 2.5:1.0 at any time after April 30, 2001, through and including October 31, 2001; and (x) 3.0:1.0 at any time after October 31, 2001.

The Borrowers will not, and will not permit any of their Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the Fiscal Year of any Borrower or any of their Subsidiaries.

     SECTION 8.2.5. INVESTMENTS. The Borrowers will not, and will not permit any of their Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a)  Cash Equivalent Investments;

          (b) without duplication, Investments permitted as Indebtedness pursuant to Section 8.2.2; and

          (c) without duplication, Investments in the nature of Capital Expenditures;
provided, however, that

          (d) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

          (e) no Investment otherwise permitted by clause (b) or (c) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

     SECTION 8.2.6. RESTRICTED PAYMENTS, ETC. On and at all times after the Effective Date:

          (a) the Borrowers will not, and will not permit any of their Subsidiaries (other than a wholly-owned Subsidiary) to, declare, pay or make any dividend or distribution (in cash, property or obligations) on any class of equity (now or hereafter outstanding) of the Borrowers or on any options or other rights with respect to any interest of any class of equity (now or hereafter outstanding) of the Borrowers or apply any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, any class of equity (now or hereafter outstanding) of the Borrowers, or options or other rights with respect to any interest of or in any class of equity (now or hereafter outstanding) of the Borrowers (such dividends, distributions or applications being called "Distribution Payments") other than Distribution Payments which do not cause the Borrowers to be in violation of the Restricted Payment Tests; and

          (b) the Borrowers will not, and will not permit any of their Subsidiaries to, make any Distribution Payments other than to a Borrower; and

          (c) the Borrowers will not, and will not permit any of their Subsidiaries (other than a wholly-owned Subsidiary) to, make any deposit for any of the foregoing purposes.

     SECTION 8.2.7. RENTAL OBLIGATIONS. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into at any time any arrangement (excluding oil and gas leases entered into in the ordinary course of business) which involves the leasing by the Borrowers or any of their Subsidiaries from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrowers or any of their Subsidiaries in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $750,000 for any Fiscal Year or $1,500,000 during the full remaining term of such arrangements; provided, however, that any calculation made for purposes of this Section shall exclude (i) any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges (ii) any amounts relating to Capitalized Lease Obligations.

     SECTION 8.2.8. CONSOLIDATION, MERGER, ETC. The Borrowers will not, and will not permit any of their Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other partnership or corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof). The Borrowers will not, and will not permit any of their Subsidiaries to, create any Subsidiary except with the prior written consent of the Agent.

     SECTION 8.2.9. ASSET DISPOSITIONS, ETC. The Borrowers will not, and will not permit any of their Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or substantially all of the assets of the Borrowers or any of their Subsidiaries in any one transaction or in any series of transactions, whether or not related; and the Borrowers will not, and will not permit any of their Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, less than all or any substantial part of its assets (including accounts receivable) to any Person other than

          (a) farmouts under standard industry terms of Properties not holding Proven Reserves,

          (b) abandonment of Properties not capable of producing Hydrocarbons in paying quantities after the expiration of their primary terms

          (c) as permitted by Section 2.7 of the Mortgages and

          (d) if such assets are in the Borrowing Base and the Collateral Value, the Borrowers comply with the terms of Section 3.1.2 and such sale, transfer, lease, contribution or conveyance is for cash in an amount at least equal to the fair market value of such assets.

     SECTION 8.2.10. MODIFICATION OF CERTAIN AGREEMENTS. The Borrowers will not, and will not permit any of their Subsidiaries to, consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any Material Contracts, including the Burlington Agreement, nor will Alliance Plc or Difco consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Difco Agreement.

     SECTION 8.2.11. TRANSACTIONS WITH AFFILIATES. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its or their other Affiliates (other than an arrangement or contract with a Borrower) unless such arrangement or contract is fair and equitable to such Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of such Borrower or such Subsidiary with a Person which is not one of its Affiliates.

     SECTION 8.2.12. NEGATIVE PLEDGES, RESTRICTIVE AGREEMENTS, ETC. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted by clause (b) of Section 8.2.2 as in effect on the Effective Date as to the assets financed with the proceeds of such Indebtedness) prohibiting

          (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of such Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

          (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrowers by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrowers.

     SECTION 8.2.13. TAKE OR PAY CONTRACTS. No Borrower will enter into or be a party to any arrangement for the purchase of materials, supplies, other property (including without limitation Hydrocarbons), or services if such arrangement requires that payment be made by such Borrower regardless of whether such materials, supplies, other property, or services are delivered or furnished to it.


                                  ARTICLE IX.

                               EVENTS OF DEFAULT

     SECTION 9.1 LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this Section 9.1 shall constitute an "Event of Default".

     SECTION 9.1.1. NON-PAYMENT OF OBLIGATIONS. Any Borrower shall default in the payment or prepayment when due of any principal of any Loan; any Borrower shall default in the payment when due of any Reimbursement Obligation or Hedging Obligation under a Hedging Agreement in effect between a Borrower and a Lender or an Affiliate of a Lender; or any Borrower shall default (and such default shall continue unremedied for a period of five (5) days) in the payment when due of any interest on any Loan or any fee or of any other Obligation.

     SECTION 9.1.2. BREACH OF WARRANTY. Any representation or warranty of the Borrowers or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrowers or any other Obligor to the Agent, the Issuer or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article VI) is or shall be incorrect when made in any material respect.

     SECTION 9.1.3. NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS. Any Borrower shall default in the due performance and observance of any of its obligations under Section 8.1 or 8.2.

     SECTION 9.1.4. NON-PERFORMANCE OF OTHER COVENANTS AND OBLIGATIONS. Any Borrower or any other Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of fifteen (15) days after notice thereof shall have been given to the Borrowers by the Agent.

     SECTION  9.1.5.  DEFAULT ON OTHER INDEBTEDNESS.

          (a) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (including any Hedging Agreements in effect between the Borrowers and the Agent, but excluding (x) Old LaTex Payables, and (y) Indebtedness described in Section 9.1.1) of the Borrowers or any other Obligor having a principal amount, individually or in the aggregate, in excess of $250,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit any holder of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity; or

          (b) A default shall occur in the payment when due of any royalty, overriding royalty or similar interest burdening the Oil and Gas Properties (other than the Old LaTex Payables) of any Borrower or any of its Subsidiaries (including the Assignment) individually or in the aggregate, in excess of $100,000.

     SECTION 9.1.6. JUDGMENTS. Any judgment decree, arbitration award or order for the payment of money in excess of $250,000 shall be rendered against any Borrower or any other Obligor and either

          (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

          (b) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     SECTION 9.1.7. PENSION PLANS. Any of the following events shall occur with respect to any Pension Plan

          (a) the institution of any steps by any Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, such Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan; or

          (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

     SECTION 9.1.8. CONTROL OF THE BORROWERS. Any Change in Control shall occur.

     SECTION 9.1.9. BANKRUPTCY, INSOLVENCY, ETC. Any Borrower or any other Obligor shall

          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for such Borrower or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Borrower or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days, provided that the Borrowers and each other Obligor hereby expressly authorizes the Agent and the Lenders to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any Borrower or any other Obligor, and, if any such case or proceeding is not commenced by such Borrower or such other Obligor, such case or proceeding shall be consented to or acquiesced in by such Borrower or such other Obligor or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed, provided that such Borrower and each other Obligor hereby expressly authorizes the Agent and the Lenders to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents; or

          (e) take any action authorizing, or in furtherance of, any of the foregoing.

     SECTION 9.1.10. IMPAIRMENT OF SECURITY, ETC. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien (pertaining to any Property having more than immaterial value) securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

     SECTION 9.1.11. MATERIAL ADVERSE EFFECT. Any Material Adverse Effect shall occur.

     SECTION 9.2. ACTION IF BANKRUPTCY. If any Event of Default described in clauses (a) through (d) of Section 9.1.9 shall occur with respect to any Borrower or any other Obligor, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

     SECTION 9.3. ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 9.1.9 with respect to any Borrower or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, may by notice to the Borrowers declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

     SECTION 9.4. RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by Applicable Law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE X

                                   THE AGENT

     SECTION 10.1. ACTIONS. Each Lender hereby appoints BankAmerica as its Agent under and for purposes of this Agreement, the Notes and each other Loan Document, and BankAmerica hereby accepts such appointment. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section and to the extent such instructions may reasonably be expected to comply with applicable law), to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto; provided, however, that the Agent shall not take any action that requires the consent of any Lender unless it receives such consent. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent is not reimbursed by the Borrowers; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or wilful misconduct. The Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     SECTION 10.2. FUNDING RELIANCE, ETC. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m. (Chicago time) on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrowers to the date such amount is repaid to the Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

     SECTION 10.3. EXCULPATION. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrowers of their obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

     SECTION 10.4. SUCCESSOR. The Agent may resign as such at any time upon at least thirty (30) days' prior notice to the Borrowers and all Lenders, and the Agent may be removed with or without cause as such by the Required Lenders upon at least thirty (30) days' prior notice to the Agent and the Borrowers. If the Agent at any time shall resign or be removed, the Required Lenders may appoint another Lender as a successor Agent with the consent of the Borrowers (which consent shall not be unreasonably withheld) which shall Lender thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty
(30) days after the giving of notice of resignation or removal, then the retiring or removed Agent may with the consent of the Borrowers (which consent shall not be unreasonably withheld), on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders and, if no Lender accepts such appointment, a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring or removed Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as the Agent, the provisions of

          (a) this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

          (b) Section 11.3 and Section 11.4 shall continue to inure to its benefit.

     SECTION 10.5. LOANS OR LETTERS OF CREDIT ISSUED BY BANKAMERICA. BankAmerica shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, (y) the Notes held by it or any of its Affiliates, and (z) its participating interests in the Letters of Credit as any other Lender and may exercise the same as if it were not the Agent. BankAmerica and its Affiliates and each of the Lenders and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers or any Subsidiary or Affiliate of the Borrowers as if BankAmerica were not the Agent hereunder and in the case of each Lender, as if such Lender were not a Lender hereunder.

     SECTION 10.6. CREDIT DECISIONS. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrowers, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     SECTION 10.7. COPIES, ETC. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrowers pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrowers). The Agent will distribute promptly to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrowers for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.


                                  ARTICLE XI.

                           MISCELLANEOUS PROVISIONS

     SECTION  11.1.  WAIVERS, AMENDMENTS, ETC.

          (a) The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Agent; provided, however, that no such amendment, modification or waiver which would:

               (i) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

               (ii) modify this Section 11.1, change the definitions of "Required Lenders" or "Commitment Amount", increase the Percentage of any Lender, reduce any fees described in Article III, change the amortization schedule provided for in Section 3.1.1(e), (f) or (g), release all or substantially all collateral security, except as otherwise specifically provided in any Loan Document, or extend the Tranche A Availability Termination Date, the Tranche B Availability Termination Date, any Stated Maturity Date or the Commitment Termination Date, shall be made without the consent of each Lender;

               (iii) extend the due date for, or reduce the amount of, any scheduled or mandatory repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of each Lender;

               (iv) affect adversely the interests, rights or obligations of an Issuer in its capacity as Issuer shall be made without the consent of such Issuer; or

               (v) affect adversely the interests, rights or obligations of the Agent in its capacity as the Agent shall be made without consent of the Agent.

     No failure or delay on the part of the Agent or the Lenders in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrowers in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

          (b) This Agreement is an amendment and restatement of, and replaces and supersedes the Existing Agreement; provided, however, that no right, interest, claim or cause of action of any kind of the Agent or any Lender which may have existed under the Existing Agreement shall in any way be released, modified, compromised or waived by virtue of this Existing Agreement superseding and replacing the Existing Agreement.

     SECTION  11.2.  NOTICES.

          (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrowers by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the signature pages, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on the signature pages hereof; or, as directed to the Borrowers or the Lenders, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Lenders.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery.

          (c) Any agreement of the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrowers to give such notice and the Agent and the Lenders shall not have any liability to the Borrowers or other Person on account of any action taken or not taken by the Agent and the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans shall not be affected in any way or to any extent by any failure by a Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

     SECTION 11.3. PAYMENT OF COSTS AND EXPENSES. The Borrowers agree to pay on demand all reasonable expenses of the Agent and each Lender (including the fees and out-of-pocket expenses of internal and external counsel to the Agent and each Lender and of local counsel, if any, who may be retained by counsel to the Agent) in connection with

          (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated,

          (b) the filing, recording, refiling or rerecording of the Mortgages, the Security Agreements, the Pledge Agreements and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements, and modifications to, and all releases and terminations of, any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Mortgages, the Security Agreements and the Pledge Agreements, and

          (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrowers further agree to pay, and to save the Agent and each Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, the issuance of the Notes, the issuance of the Letters of Credit, or any other Loan Documents. The Borrowers also agree to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of internal and external attorneys) incurred by the Agent and each Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and
(y) the enforcement of any Obligations.

     SECTION 11.4. INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by the Agent and each Lender and the extension of the Commitments, the Borrowers hereby indemnify, exonerate and hold the Agent and each Lender and each of its officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) This Agreement, any Loan Document or any document contemplated hereby or referred to herein;

          (b) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, including the transactions contemplated by the Difco Agreement and the Burlington Agreement, any Approved Development Activities, or the use of any Letter of Credit;

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Borrower or any of their Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agent and each Lender is party thereto;

          (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the condition of any facility or Property owned, leased or operated by any Borrower or any of their Subsidiaries;

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any facility or Property owned, leased or operated by any Borrower or any of their Subsidiaries thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Borrower or any of their Subsidiaries; or

          (f) any misrepresentation, inaccuracy or breach in or of Section 7.17 or Section 8.1.6,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law. The obligations in this Section 11.4 shall survive payment of all other Obligations. At the election of any Indemnified Party, the Borrowers shall defend such Indemnified Party using legal counsel satisfactory to such Indemnified Party in such Person's sole discretion, at the sole cost and expense of the Borrowers. All amounts owing under this Section 11.4 shall be paid within thirty (30) days after demand.

     SECTION 11.5. SURVIVAL. The obligations of the Borrowers under Sections 5.3, 5.4, 5.5, 5.6, 11.3 and 11.4 shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 11.6. SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 11.7. HEADINGS. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 11.8. EXECUTION IN COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Agent, the Borrowers and the Lenders and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof are executed on behalf of the Agent, the Borrowers and the Lenders. This Agreement is made and entered into for the sole protection and legal benefit of the Agent, the Borrowers and the Lenders and Persons indemnified hereunder, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     SECTION 11.9. GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTE AND EACH OTHER LOAN DOCUMENT (OTHER THAN THE MORTGAGES OR AS EXPRESSLY PROVIDED IN ANY SUCH DOCUMENT) SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. This Agreement, the Note and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 11.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

          (a) the Borrowers may not assign or transfer their rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

          (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

     SECTION 11.11. SALE AND TRANSFER OF LOANS AND NOTE; PARTICIPATIONS IN LOANS AND NOTE. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 11.11.

     SECTION 11.11.1. ASSIGNMENTS. A Lender may at any time assign and delegate to one or more Persons, including without limitation, banks or other financial institutions (each Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all such Lender's Loans and Commitments) in a minimum aggregate amount of $1,000,000 (or the entire remaining amount of such Lender's Loans and

Commitments); provided, however, that such Lender is required at all times to maintain Loans, Letter of Credit Outstandings and Commitments hereunder in an aggregate amount of $1,000,000 (unless such Lender shall have reduced its Loans, Letter of Credit Outstandings and Commitments to zero); provided, further, however, that the Borrowers and each other Obligor shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

          (a) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrowers by such Lender and such Assignee Lender,

          (b) such Assignee Lender shall have executed and delivered to the Borrowers the Agent and such Lender a Lender Assignment Notice, accepted by such Lender and the Agent, and

          (c) the processing fees described below shall have been paid.

From and after the date that the Assignee Lender delivers such Lender Assignment Notice, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Notice, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Notice, shall be released from its obligations hereunder and under the other Loan Documents. Within five (5) Business Days after its receipt of notice that the Lender has received an executed Lender Assignment Notice, the Borrowers shall execute and deliver to the relevant Assignee Lender a new Note evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, a replacement Note in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (each such Note to be in exchange for, but not in payment of, the corresponding Note then held by such assignor Lender). The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrowers. Accrued interest on that part of the predecessor Note evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Notice. Accrued interest on that part of the predecessor Note evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Lender upon delivery of any Lender Assignment Notice in the amount of $2,500. Any attempted assignment and delegation not made in accordance with this Section
11.11.1 shall be null and void. Nothing contained in this Agreement shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

     SECTION 11.11.2. PARTICIPATIONS. A Lender may at any time sell to one or more Persons, including without limitation, commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

          (a) no participation contemplated in this Section 11.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

          (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

          (c) the Borrowers and each other Obligor shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents, and

          (d) the Borrowers shall not be required to pay any amount under
     Section 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrowers acknowledge and agree that each Participant, for purposes of Sections 5.3, 5.4, 5.5 and 5.6 (except as provided in Section 11.11.2(d)), 5.8,
11.3 and 11.4, shall be considered a Lender.

     SECTION 11.12. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDERS, THE AGENT OR THE BORROWERS SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET

FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWERS FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWERS HAVE OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWERS HEREBY IRREVOCABLY WAIVE SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 11.13. WAIVER OF JURY TRIAL. THE AGENT, THE LENDERS AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDERS, THE AGENT OR THE BORROWERS. THE BORROWERS ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH THEY ARE A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     SECTION 11.14. JOINT AND SEVERAL LIABILITY. Each Borrower has determined that it is in its best interest and in pursuit of its legitimate business purposes to induce the Lenders to extend credit to the Borrowers pursuant to this Agreement. Each Borrower acknowledges and represents that its business is integrally related to the business of the other Borrowers, that the availability of the Commitments to all of the Borrowers benefits each Borrower individually and that the Loans made will be for and inure to the benefit of all of the Borrowers individually and as a group. Accordingly, each Borrower shall be jointly and severally liable (as a principal and not as a surety, guarantor or other accommodation party) for each and every representation, warranty, covenant and obligation to be performed by the Borrowers under this Agreement, the Notes and the other Loan Documents, and each Borrower acknowledges that in extending the credit provided herein the Lenders are relying upon the fact that the obligations of each Borrower hereunder are the joint and several obligations of a principal. The invalidity, unenforceability or illegality of this

Agreement, the Note or any other Loan Document as to one Borrower or the release by the Agent or any Lender of a Borrower hereunder or thereunder shall not affect the obligations of the other Borrowers under this Agreement, the Note or other Loan Documents, all of which shall otherwise remain valid and legally binding obligations of the other Borrowers.

     SECTION  11.15.  CERTAIN CONSENTS AND WAIVERS.

          (a) The Agent or any Lender may, at any time and from time to time, without the consent of or notice to the Borrowers, except such notice as may be required by applicable statute which cannot be waived, without incurring responsibility to the Borrowers, and without impairing or releasing the obligations of the Borrowers in whole or in part, (i) exercise or refrain from exercising any rights against any Borrower, (ii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property pledged or mortgaged to secure or in any manner securing the Obligations, (iii) take and hold any additional security for any or all of the Obligations, (iv) apply any sums by whomsoever paid or howsoever realized to any Obligations of the Borrowers to the Lenders regardless of what Obligations remain unpaid.

          (b) No invalidity, irregularity or unenforceability of the Obligations of a Borrower under this Agreement or any other Loan Document shall affect, impair or be a defense to the other Borrowers' Obligations. Each Borrower hereby waives, to the extent permitted under Applicable Law, any and all benefits and defenses under any statute, regulation, judicial decision or other law which purports to exonerate or reduce the liability of a co-borrower as a result of any disability or absence of liability of the other co-borrower or any defense to liability or enforcement which the other co-borrower may have and agrees that, by so doing, such Borrower's obligations hereunder shall continue even if the other Borrowers had no liability at the time of execution of this Agreement or thereafter ceased or cease to be liable. Each Borrower also waives, to the extent permitted under Applicable Law, any and all benefits and defenses under any statute, regulation, judicial decision or other law which purports to limit the liability of a co-borrower to that of the other co-borrower or to reduce the liability of a co-borrower in proportion to any reduction in the liability of the other co-borrower and agrees that, by so doing, such Borrower's obligations hereunder may be more burdensome than that of the other Borrowers.

          (c) Each Borrower, to the extent permitted under Applicable Law, hereby waives any right, whether arising under any statute, regulation, judicial decision or otherwise, to require the Agent or any Lender to (i) proceed against the other Borrowers, (ii) proceed against or exhaust any security received from the other Borrowers, or (iii) pursue any other right or remedy in the Agent's or any Lender's power whatsoever.

          (d) Each Borrower further waives, to the extent permitted under Applicable Law: (i) any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of such Borrower against the other Borrowers or any security, whether resulting from an election by the Agent or any Lender to foreclose upon security by judicial or nonjudicial sale or otherwise; (ii) any setoff or counterclaim of such Borrower or any defense of any kind (including defenses resulting from any disability) or the cessation or stay of enforcement from any cause whatsoever of the liability of such Borrower (including without limitation the lack of validity or enforceability of this Agreement or any other Loan Document); (iii) any right to exoneration, in whole or in part, of co-borrowers which would otherwise be applicable;
     (iv) any benefits and defenses under Applicable Law, including without limitation any right of subrogation or reimbursement, any right of contribution, any right to enforce any remedy which any Lender now has or may hereafter have against the other Borrowers, and any benefit of, and any right to participate in, any security now or hereafter held or received by any Lender; and (v) all valuation, appraisal, extension or redemption laws now or hereafter in effect. Without limiting the generality of the preceding clause (iv), each Borrower hereby waives any right to be reimbursed by the other Borrowers for any payment of such obligations made directly or indirectly by such Borrower or from any property of such Borrower, whether arising by way of any statutory, contractual or other right of subrogation, contribution, indemnification or otherwise.

          (e) Each Borrower acknowledges that it has the ability, and hereby assumes the obligation and responsibility, to keep informed of the financial condition of the other Borrowers and of other matters or circumstances affecting the ability of the other Borrowers to pay or perform their obligations hereunder or the risk of nonpayment and nonperformance. Each Borrower hereby waives, to extent permitted under Applicable Law, any obligation on the part of the Lenders to inform such Borrower of the financial condition, or any changes in financial condition, of the other Borrowers or of any other matter or circumstance which might affect the ability of the other Borrowers to pay and perform under this Agreement or any other Loan Document, or the risk of nonpayment or nonperformance.

     SECTION 11.16. OTHER TRANSACTIONS. Nothing contained herein shall preclude the Agent or any other Lender or any of their respective Affiliates from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

       SECTION 11.17. CONTROLLING DOCUMENT. In the event of actual conflict in the terms and provisions of this Agreement, the Notes and the other Loan Documents, the terms and provisions of this Agreement will control.

     SECTION 11.18. NOTICE. THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER LOAN DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                               Borrowers:

                               LATEX PETROLEUM CORPORATION,
                               an Oklahoma corporation


                               By:
                                  --------------------------------------
                               Name:
                                    ------------------------------------
                               Title:
                                     -----------------------------------

                               Address:   4200 E. Skelly Drive
                                          Suite 1000
                                          Tulsa, OK  74135
                                          Attn:  President
                                          Fax:   (918) 494-4918


                               LATEX/GOC ACQUISITION, INC.,
                               a Delaware corporation


                               By:
                                  --------------------------------------
                               Name:
                                    ------------------------------------
                               Title:
                                     -----------------------------------

                              Address:   4200 E. Skelly Drive
                                         Suite 1000
                                         Tulsa, OK  74135
                                         Attn:  President
                                         Fax:   (918) 494-4918

                               GERMANY OIL COMPANY, a Delaware
                               corporation, formerly known as LRI
                               ACQUISITION, INC.


                               By:
                                  --------------------------------------
                               Name:
                                    ------------------------------------
                               Title:
                                     -----------------------------------

                               Address:   4200 E. Skelly Drive
                                          Suite 1000
                                          Tulsa, OK  74135
                                          Attn:  President
                                          Fax:   (918) 494-4918


                               ALLIANCE RESOURCES (USA), INC.,
                               a Delaware corporation


                               By:
                                  --------------------------------------
                               Name:
                                    ------------------------------------
                               Title:
                                     -----------------------------------

                               Address:   4200 E. Skelly Drive
                                          Suite 1000
                                          Tulsa, OK  74135
                                          Attn:  President
                                          Fax:   (918) 494-4918


                               SOURCE PETROLEUM, INC., a Louisiana
                               corporation


                               By:
                                  --------------------------------------
                               Name:
                                    ------------------------------------
                               Title:
                                     -----------------------------------

                               Address:   4200 E. Skelly Drive
                                          Suite 1000
                                          Tulsa, OK  74135
                                          Attn:  President
                                          Fax:   (918) 494-4918

                               ALLIANCE RESOURCES PLC, a
                               public limited company incorporated under the laws of England and Wales


                               By:
                                  --------------------------------------
                               Name:
                                    ------------------------------------
                               Title:
                                     -----------------------------------

                               Address:   4200 E. Skelly Drive
                                          Suite 1000
                                          Tulsa, OK  74135
                                          Attn: Managing Director
                                          Fax:   (918) 494-4918


                               Agent:

                               BANK OF AMERICA NATIONAL TRUST AND
                               SAVINGS ASSOCIATION, as Agent for the
                               Lenders



                               By: /s/ David E. Sisler
                                  --------------------------------------
                                  Name:   David E. Sisler
                                  Title:  Vice President

                               Address:   333 Clay Street
                                          Suite 4450
                                          Houston, TX  77002
                                          Attn:  Energy and
                                                 Minerals Dept.
                                                 Oil & Gas Group
                                          Fax:  (713) 651-4888

Percentage:                    Lenders:

Tranche A - 100%               BANK OF AMERICA NATIONAL TRUST
Tranche B - 100%               AND SAVINGS ASSOCIATION
Tranche C - 100%

                               By: /s/ David E. Sisler
                                  ---------------------------------------
                                  Name:   David E. Sisler
                                          Title:  Vice President

                               Address:   333 Clay Street
                                          Suite 4450
                                          Houston, TX  77002
                                          Attn:  Energy and
                                                 Minerals Dept.
                                                 Oil & Gas Group
                                          Fax:   (713) 651-4888

                               LIBOR OFFICE:
                                          231 South LaSalle Street
                                          Chicago, IL  60697
                                          Attn:  Energy and
                                          Minerals Dept.
                                          Oil & Gas Group
                                          Fax:  (312) 974-9626

                               DOMESTIC OFFICE:
                                          231 South LaSalle Street
                                          Chicago, IL  60697
                                          Attn:  Energy and
                                                 Minerals Dept.
                                                 Oil & Gas Group
                                          Fax:  (312) 974-9626